Exhibit 10.1
EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of January 27, 2012

among

FOOT LOCKER, INC.,
as the Borrower,

The Guarantors Named Herein,

BANK OF AMERICA, N.A.,
as Administrative Agent, Collateral Agent, Swing Line Lender
and
L/C Issuer,

and

The Other Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.
WELLS FARGO CAPITAL FINANCE, LLC,
as Co-Syndication Agents

U.S. BANK NATIONAL ASSOCIATION,
as Documentation Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and
J.P. MORGAN SECURITIES LLC,
as Joint Lead Arrangers and Joint Bookrunners

EXECUTION VERSION

(i)

EXECUTION VERSION

5.07	No Default	81
5.08	Ownership of Property; Liens	81
5.09	Environmental Compliance	81
5.10	Insurance	82
5.11	Taxes	82
5.12	ERISA Compliance	82
5.13	Subsidiaries; Equity Interests	83
5.14	Margin Regulations; Investment Company Act	83
5.15	Disclosure	84
5.16	Compliance with Laws	84
5.17	Intellectual Property	84
5.18	Labor Matters	84
5.19	Security Documents	85
5.20	Solvency	85
5.21	Deposit Accounts; Credit Card Arrangements	85
5.22	Brokers	85
5.23	Customer and Trade Relations	85
5.24	Casualty	85

ARTICLE VI AFFIRMATIVE COVENANTS		86

6.01	Financial Statements	86
6.02	Certificates; Other Information	87
6.03	Notices	89
6.04	Payment of Obligations	90
6.05	Preservation of Existence, Etc	90
6.06	Maintenance of Properties	90
6.07	Maintenance of Insurance	90
6.08	Compliance with Laws	91
6.09	Books and Records; Accountants	92
6.10	Inspection Rights	92
6.11	Use of Proceeds	92
6.12	Additional Loan Parties	92
6.13	Cash Management	93
6.14	Information Regarding the Collateral	94
6.15	Physical Inventories	95
6.16	Environmental Laws	95
6.17	Further Assurances	95
6.18	Compliance with Terms of Leaseholds	95

ARTICLE VII NEGATIVE COVENANTS		96

7.01	Liens	96
7.02	Investments	96
7.03	Indebtedness; Disqualified Stock	96
7.04	Fundamental Changes	96
7.05	Dispositions	97
7.06	Restricted Payments	97
7.07	Prepayments of Indebtedness	97
7.08	Change in Nature of Business	97
7.09	Transactions with Affiliates	98
7.10	Burdensome Agreements	98
7.11	Use of Proceeds	98

(ii)

EXECUTION VERSION

7.12	Amendment of Material Documents	98
7.13	Fiscal Year	99
7.14	Deposit Accounts; Credit Card Processors	99
7.15	Adjusted Availability	99

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		99

8.01	Events of Default	99
8.02	Remedies Upon Event of Default	102
8.03	Application of Funds	102

ARTICLE IX ADMINISTRATIVE AGENT		104

9.01	Appointment and Authority	104
9.02	Rights as a Lender	104
9.03	Exculpatory Provisions	104
9.04	Reliance by Agents	105
9.05	Delegation of Duties	106
9.06	Resignation of Agents	106
9.07	Non-Reliance on Administrative Agent and Other Lenders	107
9.08	No Other Duties, Etc	107
9.09	Administrative Agent May File Proofs of Claim	107
9.10	Collateral and Guaranty Matters	108
9.11	Notice of Transfer	108
9.12	Reports and Financial Statements	108
9.13	Agency for Perfection	109
9.14	Indemnification of Agents	109
9.15	Relation among Lenders	110

ARTICLE X MISCELLANEOUS		110

10.01	Amendments, Etc	110
10.02	Notices; Effectiveness; Electronic Communications	112
10.03	No Waiver; Cumulative Remedies	113
10.04	Expenses; Indemnity; Damage Waiver	113
10.05	Payments Set Aside	115
10.06	Successors and Assigns	116
10.07	Treatment of Certain Information; Confidentiality	120
10.08	Right of Setoff	120
10.09	Interest Rate Limitation	121
10.10	Counterparts; Integration; Effectiveness	121
10.11	Survival	121
10.12	Severability	122
10.13	Replacement of Lenders	122
10.14	Governing Law; Jurisdiction; Etc	122
10.15	Waiver of Jury Trial	123
10.16	No Advisory or Fiduciary Responsibility	124
10.17	USA PATRIOT Act Notice	124
10.18	Foreign Asset Control Regulations	125
10.19	Time of the Essence	125
10.20	Press Releases	125
10.21	Additional Waivers	125
10.22	No Strict Construction	127
10.23	Attachments	127

(iii)

EXECUTION VERSION

SIGNATURES	S-1

(iv)

EXECUTION VERSION

SCHEDULES

1.01	Guarantors
1.02	Immaterial Subsidiaries
2.01	Commitments and Applicable Percentages
4.01	Security Documents and other Loan Documents delivered on Effective Date
5.01	Loan Parties Organizational Information
5.05	Supplement to Interim Financial Statements
5.06	Litigation
5.09	Environmental Matters
5.13	Subsidiaries; Other Equity Investments
5.17	Intellectual Property Matters
5.18	Collective Bargaining Agreements
6.02	Financial and Collateral Reporting
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Revolving Note
C-2	Swing Line Note
D	Compliance Certificate
E	Assignment and Assumption
F	Borrowing Base Certificate
G	Collateral Access Agreement
H	Credit Card Notification
I	Joinder Agreement

(v)

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT

          This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of January 27, 2012, among

          FOOT LOCKER, INC., a New York corporation (the “Borrower”),

          the Persons named on Schedule 1.01 hereto (collectively with each other Person that from time to time becomes a “Guarantor” hereunder, the “Guarantors”),

          each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”),

          BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer;

          JPMORGAN CHASE BANK, N.A. and WELLS FARGO CAPITAL FINANCE, LLC, as Co-Syndication Agents; and

          U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent.

W I T N E S S E T H:

          WHEREAS, the Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case on the terms and conditions set forth herein;

          WHEREAS, prior to the date of this Agreement, the Borrower, on the one hand, and Bank of America, N.A., as Administrative Agent and Collateral Agent thereunder, and the lenders party thereto, on the other hand, previously entered into a Credit Agreement dated as of March 20, 2009 (as amended and in effect on the date of this Agreement, the “Existing Credit Agreement”), pursuant to which the lenders party thereto provided the Borrower with certain financial accommodations; and

          WHEREAS, in accordance with Section 10.01 of the Existing Credit Agreement, the Borrower, the Lenders, and the Agents desire to amend and restate the Existing Credit Agreement as provided herein.

          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety as follows (it being agreed that this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Obligations under, and as defined in, the Existing Credit Agreement):

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

          1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

          “Accommodation Payment” has the meaning specified in Section 10.21(d).

EXECUTION VERSION

          “Account” means “Account” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card.

          “ACH” means automated clearing house transfers.

          “Acquisition” means, with respect to any Person (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of Store locations of any Person for which the aggregate consideration payable in connection with such acquisition is $25,000,000 or more, in each case in any transaction or group of transactions which are part of a common plan.

          “Act” has the meaning specified in Section 10.17.

          “Additional Commitment Lender” has the meaning specified in Section 2.15.

          “Adjusted Availability” means, as of any date of determination thereof, the result, if a positive number, of:

                    (a) the Borrowing Base as of such date;

                              minus

                    (b) the Total Outstandings on such date.

          “Adjusted LIBOR Rate” means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent (1%)) equal to (a) the LIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. The Adjusted LIBOR Rate will be adjusted automatically as to all LIBOR Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.

          “Adjustment Date” means the first day of each Fiscal Quarter, commencing April 29, 2012.

          “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

          “Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

EXECUTION VERSION

          “Agent(s)” means, individually, the Administrative Agent or the Collateral Agent, and collectively means both of them.

          “Agent Parties” has the meaning specified in Section 10.02(c).

          “Aggregate Commitments” means the sum of the Commitments of all the Lenders. As of the Effective Date, the Aggregate Commitments are $200,000,000.

          “Agreement” means this Credit Agreement.

          “Allocable Amount” has the meaning specified in Section 10.21(d).

          “Applicable Margin” means:

                    (a) From and after the Effective Date until the first Adjustment Date, the percentages set forth in Level II of the pricing grid below; and

                    (b) From and after the first Adjustment Date and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Availability as of the Fiscal Quarter ended immediately preceding such Adjustment Date; provided, that notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level II (even if the Average Daily Availability requirements for a different Level have been met, without limiting the right of the Administrative Agent or the Required Lenders to charge interest at the Default Rate as provided in Section 2.08); provided further if the Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	LIBOR Margin	Base Rate Margin

I	Equal to or greater than 50% of the Loan Cap	1.25%	0.25%
II	Less than 50% of the Loan Cap	1.50%	0.50%

          “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s

EXECUTION VERSION

Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 2.06 or Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

          “Applicable Rate” means, at any time of calculation, a per annum rate equal to the Applicable Margin for LIBOR Rate Loans.

           “Appraised Value” means, with respect to the Loan Parties’ Eligible Inventory, the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of the Loan Parties’ Eligible Inventory as set forth in the Loan Parties’ inventory stock ledger, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Administrative Agent.

           “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          “Arrangers” means, collectively, MLPFS and J.P. Morgan Securities LLC, in their capacities as joint lead arrangers and joint book-runners.

          “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

          “Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

          “Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended January 29, 2011, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

          “Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

          “Availability” means, as of any date of determination thereof, the result, if a positive number, of:

                    (a) the Loan Cap as of such date;

                              minus

EXECUTION VERSION

                              (b) the Total Outstandings on such date.

          “Availability Period” means the period from and including the Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

          “Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its Permitted Discretion, as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines in its Permitted Discretion will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party, or (d) to reflect that a Default or an Event of Default then exists. Without limiting the generality of the foregoing, Availability Reserves may include, in the Administrative Agent’s Permitted Discretion, (but are not limited to) reserves based on: (i) rent; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, and other Taxes which have priority over the interests of the Collateral Agent in the Collateral; (iv) during the continuance of a Triggering Event only, salaries, wages and benefits due to employees of any Loan Party, (v) Customer Credit Liabilities, (vi) reserves for reasonably anticipated changes in the Appraised Value of Eligible Inventory between appraisals, (vii) warehousemen’s or bailee’s charges and other Permitted Encumbrances which have priority over the interests of the Collateral Agent in the Collateral, (viii) Cash Management Reserves, and (ix) Bank Products Reserves.

          “Average Daily Availability” means, as of any date of determination, the average daily Availability for the immediately preceding Fiscal Quarter.

          “Bank of America” means Bank of America, N.A. and its successors.

           “Bank Products” means any services of facilities provided to any Loan Party by the Administrative Agent or any Lender or any of their respective Affiliates, including, without limitation, on account of (a) Swap Contracts and (b) leasing, but excluding Cash Management Services.

          “Bank Product Reserves” means such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as reflecting the liabilities of the Loan Parties with respect to Bank Products then provided or outstanding.

          “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”; (b) the Federal Funds Rate for such day, plus 0.50%; and (c) the LIBOR Rate for a one month interest period as determined on such day, plus 1.0%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in Bank of America’s prime rate, the Federal Funds Rate or the LIBOR Rate, respectively, shall take effect at the opening of business on the day specified in the public announcement of such change.

          “Base Rate Loan” means a Loan that bears interest based on the Base Rate.

EXECUTION VERSION

          “Blocked Account” has the meaning specified in Section 6.13(a)(ii).

          “Blocked Account Agreement” means with respect to an account established by a Loan Party, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, establishing “control” (as defined in the UCC) of such account by the Collateral Agent and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of a Triggering Event, to comply only with the instructions originated by the Collateral Agent without the further consent of any Loan Party.

          “Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

          “Borrower Materials” has the meaning specified in Section 6.02.

          “Borrower” has the meaning specified in the introductory paragraph hereto.

          “Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

          “Borrowing Base” means, at any time of calculation, an amount equal to:

                    (a) the face amount of Eligible Credit Card Receivables multiplied by 90%

                    plus

          (b) the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by 85% multiplied by the Appraised Value of Eligible Inventory;

                    minus

                    (c) the then amount of all Availability Reserves.

          “Borrowing Base Certificate” means a certificate substantially in the form of Exhibit F hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and Reserves against the Borrowing Base as provided for hereunder from time to time), executed by a Responsible Officer of the Borrower.

          “Brooklyn Property Purchase” means the purchase by the Borrower or a Subsidiary of the Borrower from the Retirement Plan Trustee of the real property located at 5312-5318 Fifth Avenue, Brooklyn, New York 11220 for a purchase price of approximately $5,200,000 (excluding any related taxes and fees).

          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any LIBOR Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

          “Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance

EXECUTION VERSION

which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period. For purposes of this definition, the purchase price of equipment that is purchased substantially contemporaneously with the trade-in or sale of similar equipment or with insurance proceeds therefrom shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted to such Person for the equipment being traded in by the seller of such new equipment, the proceeds of such sale or the amount of the insurance proceeds, as the case may be.

          “Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          “Cash Collateral Account” means an account established by one or more of the Loan Parties with Bank of America, in the name of the Collateral Agent (or as the Collateral Agent shall otherwise direct) and under the sole and exclusive dominion and control of the Collateral Agent, in which deposits are required to be made in accordance with Section 2.03(g) or 8.02(c).

          “Cash Collateralize” has the meaning specified in Section 2.03(g).

          “Cash Management Reserves “ means such reserves as the Administrative Agent, from time to time, determines in its Permitted Discretion as reflecting the reasonably anticipated liabilities of the Loan Parties with respect to Cash Management Services then provided or outstanding.

          “Cash Management Services” means any cash management services provided to any Loan Party by the Administrative Agent or any Lender or any of their respective Affiliates, including, without limitation, (a) ACH transactions, (b) controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, (d) purchase cards, and (e) credit or debit cards.

          “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

          “CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

          “CFC” means a Subsidiary that is (i) a controlled foreign corporation under Section 957 of the Code, (ii) a Subsidiary substantially all of the assets of which consist of Equity Interests in Subsidiaries described in clause (i) of this definition, or (iii) an entity treated as disregarded for United States federal income tax purposes, substantially all of the assets of which consist of more than 65% of the voting Equity Interests of a Subsidiary described in clauses (i) or (ii) of this definition.

          “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all

EXECUTION VERSION

requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

          “Change of Control” means an event or series of events by which:

          (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, directly or indirectly, of 40% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis; or

          (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) any “change in control” or “sale” or “disposition” or similar event as defined in any document governing Material Indebtedness of any Loan Party; or

          (d) the Borrower fails at any time to own, directly or indirectly, 100% of the Equity Interests of each other Loan Party free and clear of all Liens (other than Permitted Encumbrances), except where such failure is as a result of a transaction permitted by the Loan Documents.

          “Closing Date” means March 20, 2009.

          “Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

          “Collateral” means any and all “Collateral” as defined in any applicable Security Document and all other property of any Loan Party that is under the terms of the Security Documents subject to Liens in favor of the Collateral Agent.

          “Collateral Access Agreement” means an agreement in substantially the form attached hereto as Exhibit G or otherwise reasonably satisfactory in form and substance to the Agents executed by (a) a bailee or other Person in possession of Collateral, or (b) a landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii)

EXECUTION VERSION

releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such Real Estate and agrees not to exercise any remedies with respect to such Person’s Liens, (iii) provides the Collateral Agent with access to the Collateral held by such bailee or other Person or located in or on such Real Estate, and (iv) as to any landlord, provides the Collateral Agent with a reasonable time to sell and dispose of the Collateral from such Real Estate.

          “Collateral Agent” means Bank of America, acting in such capacity for its own benefit and the ratable benefit of the other Credit Parties.

          “Commercial Letter of Credit” means any letter of credit or similar instrument (including, without limitation, any bankers’ acceptances) issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Loan Party in the ordinary course of business of such Loan Party.

          “Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

           “Committed Borrowing” means a borrowing, conversion or continuation consisting of Committed Loans on a single date of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

          “Committed Loan” has the meaning specified in Section 2.01.

          “Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of LIBOR Rate Loans, pursuant to Section 2.02(b), which, if in writing, shall be substantially in the form of Exhibit A.

          “Compliance Certificate” means a certificate substantially in the form of Exhibit D.

          “Concentration Account” has the meaning specified in Section 6.13(c).

          “Consent” means actual consent given by a Lender from whom such consent is sought.

          “Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

          “Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

          “Cost” means the cost value of Inventory determined based on the retail method of accounting as set forth in the financial stock ledger of the Borrower.

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          “Credit Card Notifications” has the meaning specified in Section 6.13(a)(i).

          “Credit Card Receivables” means each “Account” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a major credit or debit card issuer (including, but not limited to, Visa, Mastercard, Discover and American Express and such other issuers approved by the Administrative Agent) to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

          “Credit Extensions” mean each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

          “Credit Party” or “Credit Parties” means (a) individually, (i) each Lender, (ii) each Agent, (iii) each L/C Issuer, (iv) each Arranger, (v) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (vi) each Person providing Cash Management Services or Bank Products to a Loan Party or a Subsidiary, and (vii) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

          “Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards of the Loan Parties entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits and customer deposits of the Loan Parties.

          “Customs Broker Agreement” means an agreement in form and substance reasonably satisfactory to the Collateral Agent among a Loan Party, a customs broker or other carrier, and the Collateral Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Collateral Agent and agrees, upon notice from the Collateral Agent, to hold and dispose of the subject Inventory solely as directed by the Collateral Agent.

          “DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties (other than any payroll, trust and tax withholding accounts maintained in the ordinary course of business). All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

          “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans, plus (iii) 2% per annum; provided, however, that with respect to a LIBOR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Standby Letters of Credit or Commercial Letters of Credit, as applicable, plus 2% per annum.

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          “Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

          “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction), whether in one transaction or in a series of transactions, of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

          “Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Equity Interests that do not constitute Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or redeemable (other than solely for Equity Interests that do not constitute Disqualified Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date; provided, however, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrower or its

EXECUTION VERSION

Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock.

          “Documentation Agent” means U.S. Bank National Association.

          “Dollars” and “$” mean lawful money of the United States.

          “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States of America, any State thereof or the District of Columbia (excluding, for the avoidance of doubt, any Subsidiary organized under the laws of Puerto Rico or any other territory).

          “Due Diligence Certificate” has the meaning specified in the Security Agreement.

          “Effective Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

          “Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $250,000,000; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries or any Defaulting Lender.

          “Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to a Loan Party from a credit card payment processor and/or credit card issuer, and in each case originated in the ordinary course of business of such Loan Party, and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (k) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, an Account shall indicate no Person other than a Loan Party as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (x) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances offered by the Loan Parties, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding) and (y) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable. Except as otherwise agreed by the Administrative Agent, any Credit Card Receivable included within any of the following categories shall not constitute an Eligible Credit Card Receivable:

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(a) Credit Card Receivable which do not constitute an “Account” (as defined in the UCC);

(b) Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

          (c) Credit Card Receivables with respect to which a Loan Party does not have good and valid title, free and clear of any Lien (other than Liens granted to the Collateral Agent and other Permitted Encumbrances);

          (d) Credit Card Receivables that are not subject to a first priority security interest in favor of the Collateral Agent (other than Permitted Encumbrances having priority over the Lien of the Collateral Agent under applicable Law) (it being the intent that chargebacks in the ordinary course by such processors shall not be deemed violative of this clause);

          (e) Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(f) Credit Card Receivables as to which the processor has the right under certain circumstances to require a Loan Party to repurchase the Accounts from such credit card processor;

(g) Credit Card Receivables due from an issuer or payment processor of the applicable credit card which is the subject of any bankruptcy or insolvency proceedings;

(h) Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable issuer with respect thereto;

(i) Credit Card Receivables which do not conform in all material respects to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

          (j) Credit Card Receivables which are evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Collateral Agent, and to the extent necessary or appropriate, endorsed to the Collateral Agent; or

          (k) Credit Card Receivables which the Administrative Agent determines in its discretion to be uncertain of collection due to a material adverse change in the financial condition of a credit card payment processor and/or credit card issuer.

          “Eligible Inventory” means, as of the date of determination thereof, without duplication, items of Inventory of a Loan Party that are finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by the Administrative Agent, complies in all material respects with each of the representations and warranties respecting Inventory made by the Loan Parties in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below. Except as otherwise agreed by the Administrative Agent, the following items of Inventory shall not be included in Eligible Inventory:

EXECUTION VERSION

(a) Inventory that is not solely owned by a Loan Party or a Loan Party does not have good and valid title thereto;

(b) Inventory that is leased by or is on consignment to a Loan Party or which is consigned by a Loan Party to a Person which is not a Loan Party;

          (c) Inventory (including, without limitation, In-Transit Inventory except to the extent set forth in clause (d) below) that is not located in the United States of America (excluding territories or possessions of the United States) at a location that is owned or leased by a Loan Party, except to the extent that (i) the Loan Parties have furnished the Administrative Agent with any UCC financing statements or other documents that the Administrative Agent reasonably determines to be necessary to perfect its security interest in such Inventory at such location, and (ii) if requested by the Collateral Agent, the Loan Parties have used commercially reasonable efforts to cause the Person owning any such location to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent;

          (d) In-Transit Inventory until such time as the Administrative Agent is satisfied, in its reasonable discretion, with the Loan Parties’ reporting practices with respect to such Inventory and deems such Inventory as Eligible Inventory hereunder;

          (e) Inventory that is located in a distribution center leased by a Loan Party unless (i) the applicable lessor has delivered to the Collateral Agent, if requested by the Collateral Agent, a Collateral Access Agreement, or (ii) such Inventory is located at a distribution center where the aggregate book value of Inventory at such location is less than $5,000,000;

(f) Inventory of the Loan Parties in trailers but not processed at month-end and early receipts for non-quarter-end months;

          (g) Inventory that is comprised of goods which (i) are damaged, defective, or “seconds,” (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute spare parts, promotional, marketing, samples, labels, bags, packaging and shipping materials or supplies used or consumed in a Loan Party’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season, (v) are layaway merchandise, (vi) are not in compliance in all material respects with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, or its use or sale, or (vi) are bill and hold goods;

          (h) Inventory that is not subject to a perfected first-priority security interest in favor of the Collateral Agent (other than Permitted Encumbrances having priority over the Lien of the Collateral Agent under applicable Law);

(i) Inventory that is not insured in compliance with the provisions of Section 6.07 hereof;

(j) Inventory that has been sold but not yet delivered or as to which a Loan Party has accepted a deposit;

(k) Inventory to be sold pursuant to the Loan Parties’ catalogue and internet business;

EXECUTION VERSION

          (l) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Loan Party or any of its Subsidiaries has received written notice of a dispute in respect of any such agreement; or

          (m) Inventory acquired in a Permitted Acquisition, unless and until the Collateral Agent has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Collateral Agent, establishes an advance rate and Inventory Reserves (if applicable) therefor, and (B) such other due diligence as the Agents may require, all of the results of the foregoing to be reasonably satisfactory to the Agents.

          “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials or wastes, the emission to the air or discharge to waste or public systems.

          “Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, or (d) the release or threatened release of any Hazardous Materials into the environment.

          “Equipment” has the meaning specified in the Security Agreement.

          “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or

EXECUTION VERSION

Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

          “Event of Default” has the meaning specified in Section 8.01.

          “Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

          “Executive Order” has the meaning specified in Section 10.18.

          “Existing Credit Agreement” has the meaning specified in the preamble hereto.

          “Existing Letters of Credit” means all Letters of Credit as defined in, and issued under, the Existing Credit Agreement.

          “Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

          “Facility Guaranty” means the Guaranty dated of the Closing Date made by the Guarantors in favor of the Agents and the other Credit Parties.

          “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

           “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

EXECUTION VERSION

          “Fee Letter” means the letter agreement, dated December 15, 2011, among the Borrower, the Administrative Agent and MLPFS.

          “Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the last day of each calendar month in accordance with the fiscal accounting calendar of the Loan Parties.

          “Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the last day of each April, July, October and January of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties.

          “Fiscal Year” means any period of twelve consecutive months ending on the Saturday closest to the last day in January of any year.

          “Foreign Asset Control Regulations” has the meaning specified in Section 10.18.

          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          “FRB” means the Board of Governors of the Federal Reserve System of the United States.

          “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

          “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

          “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

          “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or

EXECUTION VERSION

lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

          “Guarantor” means each Subsidiary of the Borrower (other than an Immaterial Subsidiary, Footlocker.com, Inc., Eastbay, Inc., CCS Direct LLC, Foot Locker Australia, Inc., Foot Locker New Zealand, Inc. and any CFC) set forth on Schedule 1.01 hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a Facility Guaranty pursuant to Section 6.12.

           “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          “Honor Date” has the meaning specified in Section 2.03(c)(i).

          “Immaterial Subsidiary” means those Persons specified on Schedule 1.02 hereto and each other Subsidiary of the Borrower that has been designated by the Borrower in writing to the Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement and the other Loan Documents, provided that for purposes of this Agreement, at no time shall (i) the total assets of all Immaterial Subsidiaries, as of the end of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b) hereof, equal or exceed five percent (5%) of the Consolidated total assets of the Borrower and its Subsidiaries (and in the event that the total assets of all Immaterial Subsidiaries as tested at the end of any Fiscal Quarter exceed five percent (5%) of the Consolidated total assets of the Borrower and its Subsidiaries, such Subsidiaries shall no longer be deemed to be Immaterial Subsidiaries and the Borrower shall cause such Subsidiaries to become Loan Parties as set forth in Section 6.12 hereof), or (ii) the gross revenues of all Immaterial Subsidiaries for any Measurement Period equal or exceed five percent (5%) of the Consolidated gross revenues of the Borrower and its Subsidiaries for such Measurement Period, in each case as determined in accordance with GAAP. For clarity, no Loan Party shall at any time be deemed to be an Immaterial Subsidiary.

          “Increase Effective Date” has the meaning specified in Section 2.15(d).

          “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

EXECUTION VERSION

          (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness of such Person;

          (g) all obligations of such Person with respect to Disqualified Stock valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

          For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venture (but only to the extent of the Indebtedness of such partnership or joint venture for which such Person is liable), unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

          “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

          “Indemnitees” has the meaning specified in Section 10.04(b).

          “Indenture” means that certain Indenture dated as of October 10, 1991 by Woolworth Corporation, as predecessor in interest to the Borrower, to The Bank of New York, as Trustee, as in effect on the Effective Date.

          “Information” has the meaning specified in Section 10.07.

          “Intellectual Property” means all intellectual property, including, without limitation, all trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans and similar indicia of source or origin, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights, copyright registrations and copyright applications (including copyrights in computer programs); unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; any Loan Party’s rights in any license agreements related to any of the

EXECUTION VERSION

foregoing; intellectual property rights in books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, including source codes, object codes, executable code, data, databases related thereto; and all common law and other rights throughout the world in and to all of the foregoing.

          “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the first Business Day of each month and the Maturity Date.

          “Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice, or, if available to all of the Lenders, nine (9) or twelve (12) months as requested by the Borrower; provided that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii) no Interest Period shall extend beyond the Maturity Date; and

          (iv) notwithstanding the provisions of clause (iii), no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBOR Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“In-Transit Inventory” means, as of any date of determination thereof, Inventory:

          (a) Which has been shipped from a foreign location for receipt by a Loan Party, but which has not yet been delivered to such Loan Party, which Inventory has been in transit for sixty (60) days or less from the date of shipment of such Inventory;

(b) For which the purchase order is in the name of a Loan Party and title has passed to such Loan Party;

          (c) For which the document of title reflects a Loan Party as consignee or, if requested by the Collateral Agent, names the Collateral Agent as consignee, and in each case as to which the Collateral Agent has control over the documents of title which evidence ownership of the subject Inventory (such as, if requested by the Collateral Agent, by the delivery of a Customs Broker Agreement);

EXECUTION VERSION

(d) Which is insured to the reasonable satisfaction of the Collateral Agent; and

(e) Which otherwise would constitute Eligible Inventory.

          “Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

          “Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s Permitted Discretion, include (but are not limited to) reserves based on:

(a) Obsolescence;

(b) Seasonality;

(c) Shrink;

(d) Imbalance;

(e) Change in Inventory character;

(f) Change in Inventory composition;

(g) Change in Inventory mix;

(h) Mark-downs (both permanent and point of sale); and

          (i) Retail mark-ons and mark-ups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events.

          “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition or Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, (c) any Acquisition, or (d) any acquisition of Store locations of any Person for which the aggregate consideration payable in connection with such acquisition is greater than $25,000,000, in each case in any transaction or group of transactions which are part of a common plan. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

          “IRS” means the United States Internal Revenue Service.

EXECUTION VERSION

          “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

          “Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

          “Joinder Agreement” means an agreement in the form attached hereto as Exhibit I pursuant to which a Person becomes a party to, and bound by the terms of, this Agreement and/or the other applicable Loan Documents in the same capacity and to the same extent as either a Borrower or Guarantor, as applicable.

          “Landlord Lien State” means a state in which a landlord’s claim for rent has priority over the lien of the Collateral Agent in any of the Collateral.

          “Laws” means each international, foreign, federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

          “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

          “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

          “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

          “L/C Issuer” means (a) Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder (which successor may only be a Lender selected by the Administrative Agent in its reasonable discretion), and (b) any other Lender selected by the Administrative Agent in its discretion and consented to by such Lender. The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          “L/C Obligations” means, as at any date of determination, and without duplication, the aggregate undrawn amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any Rule under the ISP or any Article of UCP 600, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

          “Lease” means any written agreement pursuant to which a Loan Party is entitled to the use or occupancy of any real property for any period of time.

EXECUTION VERSION

          “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

          “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

          “Letter of Credit” means each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder and shall include the Existing Letters of Credit.

          “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

          “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

          “Letter of Credit Fee” has the meaning specified in Section 2.03(i).

          “Letter of Credit Sublimit” means an amount equal to $80,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments. A permanent reduction of the Aggregate Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Aggregate Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Borrower’s option, less than) the Aggregate Commitments.

          “LIBOR Borrowing” means a Borrowing comprised of LIBOR Rate Loans.

          “LIBOR Rate” means for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          “LIBOR Rate Loan” means a Committed Loan that bears interest at a rate based on the Adjusted LIBOR Rate.

          “Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment for security, encumbrance, lien (statutory or other), or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

EXECUTION VERSION

          “Liquidation” means the exercise by the Administrative Agent or Collateral Agent of those rights and remedies accorded to such Agents under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or “going-out-of-business”, “store closing” or other similar sale or any other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

          “Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

          “Loan Account” has the meaning specified in Section 2.11(a).

          “Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Commitments and (b) the Borrowing Base.

          “Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Notifications, the Security Documents, the Facility Guaranty, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, each as amended and in effect from time to time.

          “Loan Parties” means, collectively, the Borrower and each Guarantor.

          “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities, or financial condition of the Loan Parties taken as a whole or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their obligations under the Loan Documents; or (c) a material impairment of the rights and remedies of the Agent or the Lenders under any Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

          “Material Indebtedness” means (a) Indebtedness (other than the Obligations and Other Liabilities) of the Loan Parties in an aggregate principal amount exceeding $25,000,000 and (b) Indebtedness pursuant to the Indenture. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof.

          “Maturity Date” means January 27, 2017.

          “Maximum Rate” has the meaning specified in Section 10.09.

          “Measurement Period” means, at any date of determination, the most recently completed twelve (12) months.

          “Minimum Inventory Level” means, at any time of calculation, Eligible Inventory, the Cost of which net of Inventory Reserves, multiplied by the Appraised Value of Eligible Inventory is at least equal to two times the then Aggregate Commitments.

          “MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

EXECUTION VERSION

          “Monthly Accelerated Borrowing Base Delivery Event” means either (a) the occurrence and continuance of any Event of Default other than a Specified Event of Default, or (b) the Total Outstandings exceed the Threshold Amount. For purposes of this Agreement, the occurrence of a Monthly Accelerated Borrowing Base Delivery Event shall be deemed continuing (i) so long as such Event of Default other than a Specified Event of Default is continuing and/or (ii) if the Monthly Accelerated Borrowing Base Delivery Event arises as a result of the Total Outstandings exceeding the Threshold Amount, until the Total Outstandings are equal to or less than the Threshold Amount for sixty (60) consecutive calendar days, in which case a Monthly Accelerated Borrowing Base Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement. The termination of a Monthly Accelerated Borrowing Base Delivery Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Monthly Accelerated Borrowing Base Delivery Event in the event that the conditions set forth in this definition again arise.

          “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

          “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

          “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

          “Net Proceeds” means with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Collateral Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), plus (B) the reasonable and customary out-of-pocket fees and expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates)), plus (C) amounts provided as a funded reserve against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds).

          “Non-Consenting Lender” has the meaning specified in Section 10.01.

          “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

          “Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

          “Note” means (a) a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C-1, and (b) the Swing Line Note, as each may be amended, supplemented or modified from time to time.

          “NPL” means the National Priorities List under CERCLA.

EXECUTION VERSION

          “Obligations” means all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, covenants, and indemnities of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, cost and expenses that accrue after the commencement by or against any Loan Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, costs and expenses are allowed claims in such proceeding.

          “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

          “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

          “Other Liabilities” means any obligation on account of (a) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (b) any transaction which arises out of any Bank Product entered into with any Loan Party, as each may be amended from time to time, and/or (c) any transaction between a Subsidiary which is not a Loan Party and any Lender or any Affiliate of a Lender, to the extent the obligations of such Subsidiary are guaranteed by a Loan Party.

          “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

          “Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

          “Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Availability is less than zero.

          “Participant” has the meaning specified in Section 10.06(d).

EXECUTION VERSION

          “Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making of such payment, and (b) after giving effect to such transaction or payment, the Pro Forma Availability Condition has been satisfied. Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clause (b) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent.

          “PBGC” means the Pension Benefit Guaranty Corporation.

          “PCAOB” means the Public Company Accounting Oversight Board.

          “Pension Act” means the Pension Protection Act of 2006.

          “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

          “Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is covered by Title IV of ERISA.

          “Pension Property Purchases” means, collectively, the Brooklyn Property Purchase and the Union City Purchase and, individually, either one of them.

          “Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:

          (a) any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Loan Party under this Agreement;

(b) the Loan Parties shall have satisfied the Payment Conditions; and

(c) if any Loans are then outstanding under this Agreement or if any proceeds of the Loans shall be used to consummate such Acquisition:

                    (i) such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

                    (ii) the Borrower shall have furnished the Administrative Agent with at least fifteen (15) days’ prior written notice (or such shorter period as the Administrative Agent shall agree) of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the primary acquisition documents (and final copies thereof as and when

EXECUTION VERSION

executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, and, to the extent requested by the Administrative Agent, appropriate financial statements of the Person which is the subject of such Acquisition for such periods as the Administrative Agent shall reasonably request (individually, and on a Consolidated basis with all Loan Parties), and such other information as the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent;

(iii) the legal structure of the Acquisition shall be acceptable to the Administrative Agent in its Permitted Discretion; and

                    (iv) after giving effect to the Acquisition, if the Acquisition is an Acquisition of the Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired.

          “Permitted Discretion” means a determination made by the Administrative Agent in good faith and in the exercise of its reasonable credit judgment determined in a manner consistent with its credit procedures for asset based lending transactions in similar circumstances.

“Permitted Disposition” means any of the following:

(a) Dispositions of Inventory in the ordinary course of business;

          (b) as long as no Event of Default exists or would arise therefrom, bulk sales or other Dispositions of the Inventory and Equipment of a Loan Party or any Subsidiary not in the ordinary course of business in connection with Store closings or relocations, at arm’s length, provided, that the Minimum Inventory Level is satisfied after giving effect thereto;

          (c) Dispositions of Equipment and other assets (other than Inventory but including the abandonment of Intellectual Property) in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary;

(d) Dispositions among the Loan Parties or by any Subsidiary to a Loan Party;

(e) Dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party;

          (f) Dispositions of any Equity Interests in Loan Parties or any other Subsidiary that is not a Loan Party to any other Subsidiary which is not a Loan Party, provided that any Loan Party, the Equity Interests of which are transferred pursuant to any Disposition permitted pursuant to this clause (f), shall remain a Loan Party hereunder;

          (g) Dispositions of any Indebtedness owed to a Loan Party by another Loan Party or any other Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party, provided that after giving effect to such transfer, such Indebtedness would otherwise be permitted under clause (b)(iv) of Permitted Indebtedness;

          (h) as long as no Default then exists or would arise therefrom, Dispositions of Real Estate of any Loan Party or any Subsidiary (or sales of any Person or Persons created to hold such Real Estate or the Equity Interests in such Person or Persons), including sale-leaseback

EXECUTION VERSION

transactions involving any such Real Estate pursuant to leases on market terms, as long as, (A) such Disposition is made for fair market value, and (B) in the case of any sale-leaseback transaction permitted hereunder, such Loan Party or Subsidiary shall use commercially reasonable efforts to cause, if requested by the Agents, each purchaser or transferee to enter into a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Agents;

(i) Dispositions consisting of the compromise, settlement or collection of accounts receivable in the ordinary course of business, consistent with past practices;

          (j) leases, subleases, space leases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries, including licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business; provided that, if requested by the Agents, the Agents shall have entered into an intercreditor agreement with the Person operating such licensed department on terms and conditions reasonably satisfactory to the Agents;

          (k) Dispositions of cash, cash equivalents and Permitted Investments described in clauses (a) through (e) of the definition of “Permitted Investments” contained in this Agreement, in each case on ordinary business terms;

          (l) other Dispositions, provided that the aggregate fair market value of all assets Disposed of in reliance upon this paragraph (l) shall not exceed $10,000,000 during any Fiscal Year of the Borrower; and

(m) other Dispositions not described in clauses (a) through (l) above so long as the Payment Conditions are satisfied.

          For the avoidance of doubt, transactions which are permitted by Sections 7.01 and 7.02 of this Agreement which may be construed to constitute a “Disposition” of property by a Loan Party or any of its Subsidiaries shall not be prohibited by operation of Section 7.05.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

          (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 6.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security or similar laws or regulations, other than any Lien imposed by ERISA;

          (d) deposits to secure the performance of bids, trade contracts, government contracts and leases (other than Indebtedness), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

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(e) Liens in respect of judgments, decrees, attachments or awards for payment of money that do not constitute an Event of Default hereunder;

          (f) easements, covenants, conditions, restrictions, building code laws, zoning restrictions, encroachments, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of the Loan Parties, taken as a whole, and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the ordinary conduct of business of the Loan Parties, taken as a whole;

          (g) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed other than after acquired property affixed or incorporated thereto and proceeds or products thereof, (ii) the amount secured or benefited thereby is not increased except to the extent permitted hereunder, and (iii) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted hereunder;

          (h) Liens on fixed or capital assets acquired by any Loan Party or any Subsidiary which are permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within one hundred and eighty (180) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(i) Liens created pursuant to any Loan Document;

(j) landlords’ and lessors’ Liens in respect of rent not in default;

          (k) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

          (l) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m) Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

          (n) voluntary Liens on property (other than property of the type included in the Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or other Permitted Investment or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition or other Permitted Investment; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition or other Permitted Investment and do not attach to any other assets of any Loan Party or any Subsidiary;

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          (o) Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

          (p) Liens (i) on cash advances in favor of the seller of any property to be acquired in any Permitted Investment to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to transfer any property in a Permitted Disposition, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

          (q) any interest or title of a lessor or sublessor under leases or subleases or secured by a lessor’s or sublessor’s interests under leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(r) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

          (s) Liens in respect of the licensing of patents, copyrights, trademarks, trade names, other indications of origin, domain names and other forms of Intellectual Property in the ordinary course of business;

          (t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods (including under Article 2 of the UCC) and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into by the Borrower or any of its Subsidiaries;

(u) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto incurred in the ordinary course of business;

(v) Liens on assets other than those of the type included in the Borrowing Base to secure Indebtedness permitted under clause (d) of “Permitted Indebtedness”;

(w) Liens on property of Domestic Subsidiaries which are not Loan Parties to secure Indebtedness permitted under clause (r) of the definition of “Permitted Indebtedness”;

(x) licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries; and

(y) other Liens on assets other than those of the type included in the Borrowing Base securing obligations outstanding in an aggregate principal amount not to exceed $10,000,000.

“Permitted Indebtedness” means each of the following as long as no Event of Default exists or would arise from the incurrence thereof:

(a) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such

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Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to any premium or other amount paid, and fees and expenses reasonably incurred, in each case on then current market terms, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) the result of such extension, renewal or replacement shall not be an earlier maturity date or decreased weighted average life of such Indebtedness, and (iii) the terms relating to collateral (if any) and subordination (if any), of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are not less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

          (b) Indebtedness of (i) any Loan Party to any other Loan Party, (ii) any Subsidiary that is not a Loan Party to any Loan Party so long as the Payment Conditions are satisfied, (iii) any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party, and (iv) any Loan Party to any Subsidiary that is not a Loan Party in an aggregate principal amount not to exceed $50,000,000 at any time outstanding unless the Payment Conditions are satisfied (in which event such dollar limitation shall not apply);

          (c) Without duplication of Indebtedness described in clause (f) of this definition, purchase money Indebtedness of any Loan Party or any Subsidiary thereof to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof provided that the terms relating to collateral (if any) and subordination (if any), of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate, provided that, if requested by the Collateral Agent, the Loan Parties shall use commercially reasonable efforts to cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent;

          (d) obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates, energy prices or foreign exchange rates, and not for purposes of speculation or taking a “market view;”;

          (e) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the ordinary course of business;

(f) Indebtedness incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned by any Loan Party or any Subsidiary (including

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therein any Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder), provided that, upon the request of the Collateral Agent, the Loan Parties shall use commercially reasonable efforts to cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent;

(g) Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided that such Indebtedness is on terms reasonably acceptable to the Agents;

          (h) Indebtedness of any Person that becomes a Subsidiary of a Loan Party in a Permitted Acquisition or other Permitted Investment, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party);

(i) the Obligations and Other Liabilities;

(j) Indebtedness consisting of Securities (as defined in the Indenture) issued pursuant to the Indenture;

          (k) (i) Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments in connection with Permitted Acquisitions and other Permitted Investments and Permitted Dispositions; and (ii) Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with any Permitted Investment;

(l) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

          (m) Indebtedness in respect of netting services, overdraft protections and similar arrangements and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business (including, without limitation Guarantees of any such obligations of any Subsidiary which is not a Loan Party);

          (n) unsecured guaranty obligations of the Borrower or any of its Subsidiaries of the obligations of any joint ventures permitted under this Agreement in which the Borrower or any of its Subsidiaries is a party, not exceeding $10,000,000 in the aggregate at any time outstanding;

(p) Indebtedness representing deferred compensation to directors, officers and employees of the Borrower or any of its Subsidiaries incurred in the ordinary course of business;

(q) to the extent constituting Indebtedness, judgments, decrees, attachments or awards not constituting an Event of Default under Section 8.01(h);

(r) Indebtedness of any Domestic Subsidiary which is not a Loan Party; and

          (s) other Indebtedness (not described in any other clause of this definition, as to which such clause shall govern the such Permitted Indebtedness and this clause (s) shall not be additive thereto) in an aggregate principal amount not to exceed $300,000,000 at any time outstanding; provided that not more than $50,000,000 of such Indebtedness may be secured.

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          “Permitted Investments” means each of the following as long as no Event of Default exists or would arise from the making of such Investment:

          (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

          (b) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated, at the time of acquisition thereof, at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than one year from the date of acquisition thereof;

          (c) any Investments of the Loan Parties consisting of demand deposits or time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated, at the time of acquisition thereof, as described in clause (b) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;

          (d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria, at the time of acquisition thereof, described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

          (e) Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which have the highest rating obtainable from either Moody’s or S&P, and which invest primarily in one or more of the types of securities described in clauses (a) through (d) above;

(f) Investments existing on the Effective Date, and set forth on Schedule 7.02, but not any increase in the amount thereof;

          (g) (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties, (iii) additional Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party, and (iv) additional Investments by any Loan Party in any Subsidiary that is not a Loan Party so long as the Payment Conditions are satisfied;

          (h) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

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(i) Guarantees constituting Permitted Indebtedness;

(j) Investments in Swap Contracts not prohibited hereunder;

          (k) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (l) (i) advances of payroll payments to employees in the ordinary course of business and (ii) other loans and advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an aggregate amount not to exceed $10,000,000 at any time outstanding;

          (m) Investments constituting (i) Permitted Acquisitions and/or (ii) any acquisition of Store locations of any Person for which the aggregate consideration payable in connection with such acquisition is less than $25,000,000 in any transaction or group of transactions which are part of a common plan;

          (n) Investments of any Person existing at the time such Person becomes a Subsidiary of any Loan Party or consolidates or merges with the Borrower or any of its Subsidiaries (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;

(o) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05 hereof;

(p) lease, utility and other similar deposits in the ordinary course of business;

          (q) Investments in the ordinary course of business consisting of endorsements for collection or deposit pursuant to Article 3 of the UCC and customary trade arrangements with customers pursuant to Article 4 of the UCC, in each case in the ordinary course of business consistent with past practices;

(r) the Pension Property Purchases; and

(s) other Investments of a nature not otherwise set forth in clauses (a) through (r) above, if after giving pro forma effect thereto, the Payment Conditions are satisfied;

provided, however, that notwithstanding the foregoing, at any time when Committed Loans are outstanding, the Investments specified in clauses (a) through (e) or clause (s) shall be subject to Control Agreements (as defined in the Security Agreement) to the extent required by the Security Agreement.

          “Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which:

(a) is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or

(b) is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation or Other Liabilities;

EXECUTION VERSION

(c) is made to pay any other amount chargeable to any Loan Party hereunder; and

          (d) together with all other Permitted Overadvances then outstanding, shall not (i) exceed five percent (5%) of the Borrowing Base at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree;

provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations with respect to Letters of Credit or Section 2.04 regarding the Lenders’ obligations with respect to Swing Line Loans, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and such “inadvertent Overadvances” shall not reduce the amount of Permitted Overadvances allowed hereunder, and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Aggregate Commitments (as in effect prior to any termination of the Commitments pursuant to Section 2.06 hereof).

          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

           “Plan” means any employee benefit plan within the meaning of Section 3(2) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

          “Platform” has the meaning specified in Section 6.02.

           “Prepayment Event” means:

          (a) Any Disposition (including pursuant to a sale and leaseback transaction) of any property or asset of a Loan Party (other than the sale of Collateral in the ordinary course of business and the transfer of any Collateral among Stores and other locations of the Loan Parties);

          (b) Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party unless (i) the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent or (ii) prior to the occurrence of a Triggering Event, the proceeds therefrom are utilized for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received within one hundred and eighty (180) days of the occurrence of the damage to or loss of the assets being repaired or replaced;

          (c) The issuance by a Loan Party of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as consideration for a Permitted Acquisition or (iii) as a compensatory issuance to any employee, director, or consultant (including under any option plan);

          (d) The incurrence by a Loan Party of any Indebtedness for borrowed money pursuant to clause (j) of the definition of Permitted Indebtedness or for borrowed money that is not Permitted Indebtedness; or

EXECUTION VERSION

(e) The receipt by any Loan Party of any Extraordinary Receipts.

          “Pro Forma Availability Condition” means, for any date of calculation with respect to any transaction or payment, Availability following, and after giving effect to, such transaction or payment, will be equal to or greater than twenty percent (20%) of the Loan Cap.

          “Public Lender” has the meaning specified in Section 6.02.

          “Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned or leased by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto.

          “Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

          “Register” has the meaning specified in Section 10.06(c).

          “Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Borrower and its Subsidiaries as prescribed by the Securities Laws.

          “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

          “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

          “Reports” has the meaning specified in Section 9.12(b).

          “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

          “Required Lenders” means, as of any date of determination, at least two (2) Lenders holding more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, at least two (2) Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition). The Applicable Percentage of, and the Total Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

          “Reserves” means all (if any) Inventory Reserves and Availability Reserves.

          “Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary

EXECUTION VERSION

corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

          “Restricted Payment Conditions” means, at the time of determination with respect to any Restricted Payment under Section 7.06(c) or 7.06(d) hereof, that (a) no Default or Event of Default then exists or would arise as a result of making such Restricted Payment, and (b) after giving effect to such Restricted Payment, the RP Pro Forma Availability Condition has been satisfied. Prior to undertaking any Restricted Payment which is subject to the Restricted Payment Conditions, the Loan Parties shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clause (b) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent.

          “Retirement Plan Trustee” means the trustee under the Foot Locker Retirement Plan.

          “RP Pro Forma Availability Condition” means, for any date of calculation with respect to any Restricted Payment under Section 7.06(c) or 7.06(d) hereof, Availability, after giving effect to, and as of the end of each Fiscal Month during the subsequent projected six (6) Fiscal Months following, such Restricted Payment, will be equal to or greater than twenty percent (20%) of the Loan Cap.

           “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

          “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

          “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          “Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

          “Security Agreement” means the Amended and Restated Security Agreement dated as of the Effective Date among the Loan Parties and the Collateral Agent.

          “Security Documents” means the Security Agreement, the Blocked Account Agreements, the Credit Card Notifications, and each other security agreement or other instrument or document executed and delivered by any Loan Party to the Collateral Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations and Other Liabilities.

          “Settlement Date” has the meaning specified in Section 2.14(a).

          “Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

EXECUTION VERSION

          “Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

          “Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

          “Specified Event of Default” means the occurrence of any Event of Default described in any of Sections 8.01(a), 8.01(b) (but only with respect to Sections 6.01, 6.02, 6.05(a) and Article VII), 8.01(d) (but only with respect to Sections 5.05 and 5.20), 8.01(f), 8.01(j), 8.01(k), or 8.01(l).

           “Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

          “Standby Letter of Credit Sublimit” means $25,000,000.

          “Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted LIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          “Store” means any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

          “Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Administrative Agent.

EXECUTION VERSION

          “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

          “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

          “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

          “Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

          “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

          “Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

          “Swing Line Loan” has the meaning specified in Section 2.04(a).

          “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

          “Swing Line Note” means the promissory note of the Borrower substantially in the form of Exhibit C-2, payable to the order of the Swing Line Lender, evidencing the Swing Line Loans made by the Swing Line Lender.

          “Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

EXECUTION VERSION

          “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

          “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

          “Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and all Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VIII, or (iii) the termination of all Commitments in accordance with the provisions of Section 2.06 hereof.

          “Threshold Amount” means (i) at any time when the Aggregate Commitments are less than $300,000,000, fifty percent (50%) of the Loan Cap, and (ii) at any time when the Aggregate Commitments are greater than or equal to $300,000,000, twenty-five percent (25%) of the Loan Cap

          “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

          “Trading with the Enemy Act” has the meaning specified in Section 10.18.

          “Triggering Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrower to maintain Availability for five (5) consecutive Business Days of at least twelve and one-half (12.5%) percent of the Loan Cap. For purposes of this Agreement, the occurrence of a Triggering Event shall be deemed continuing at the Administrative Agent’s option (i) so long as such Event of Default is continuing, and/or (ii) if the Triggering Event arises as a result of the Borrower’s failure to achieve Availability as required hereunder, until Availability is equal to or has exceeded twelve and one-half (12.5%) percent of the Loan Cap for sixty (60) consecutive days, in which case a Triggering Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Triggering Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for sixty (60) consecutive days) at all times after a Triggering Event has occurred and been discontinued on four (4) occasions after the Effective Date.

          “Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a LIBOR Rate Loan.

          “UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

EXECUTION VERSION

          “UCP 600” means the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce and dated as of July 1, 2007 (or such later version thereof as may be in effect at the time of issuance).

          “UFCA” has the meaning specified in Section 10.21(d).

          “UFTA” has the meaning specified in Section 10.21(d).

          “Union City Purchase” means the purchase by the Borrower or a Subsidiary of the Borrower from the Retirement Plan Trustee of all the equity interests or all or substantially all the assets of 410 Nashua Corporation, a New Hampshire corporation, for a purchase price of approximately $2,700,000 (excluding any related taxes and fees).

          “United States” and “U.S.” mean the United States of America.

          “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

          “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

          “U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

          “Weekly Accelerated Borrowing Base Delivery Event” means either (i) the occurrence and continuance of any Specified Event of Default, or (ii) the failure of the Borrower to maintain Availability at least equal to twelve and one-half percent (12.5%) of the Loan Cap. For purposes of this Agreement, the occurrence of a Weekly Accelerated Borrowing Base Delivery Event shall be deemed continuing (i) so long as such Specified Event of Default is continuing, and/or (ii) if the Weekly Accelerated Borrowing Base Delivery Event arises as a result of the Borrower’s failure to achieve Availability as required hereunder, until Availability has exceeded twelve and one-half percent (12.5%) of the Loan Cap for sixty (60) consecutive calendar days, in which case a Weekly Accelerated Borrowing Base Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement. The termination of a Weekly Accelerated Borrowing Base Delivery Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Weekly Accelerated Borrowing Base Delivery Event in the event that the conditions set forth in this definition again arise.

          “Wholly Owned Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such

EXECUTION VERSION

agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

          (d) Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations and the Other Liabilities shall mean the repayment in Dollars in full in cash or immediately available funds (or, in the case of contingent reimbursement obligations with respect to Letters of Credit and Bank Products (other than Swap Contracts), providing Cash Collateralization) of all of the Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Swap Contracts) other than (i) unasserted contingent indemnification Obligations, (ii) any Obligations relating to Bank Products (including Swap Contracts) that, at such time, are allowed by the applicable Bank Product provider to remain outstanding without being required to be repaid or Cash Collateralized, and (iii) any Obligations relating to Cash Management Services that, at such time, are allowed by the applicable provider of such Cash Management Services to remain outstanding without being required to be repaid.

          1.03 Accounting Terms

          (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

          (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original

EXECUTION VERSION

intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

          (c) Adoption of International Financial Reporting Standards. In the event that the Borrower elects to transition the accounting policies and reporting practices of the Loan Parties from GAAP to the International Financial Reporting Standards pursuant to Section 7.13 hereof, and any such adoption of the International Financial Reporting Standards would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such adoption of the International Financial Reporting Standards (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such adoption of the International Financial Reporting Standards and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such adoption of the International Financial Reporting Standards.

          1.04 Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

          1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

          1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time; provided further that for purposes of calculating any Letter of Credit Fees hereunder, such Letter of Credit Fees shall be calculated on the actual Stated Amount of such Letter of Credit in effect at the time of such calculation, without giving effect to automatic increases which have not yet occurred.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

          2.01 Committed Loans; Reserves. (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at

EXECUTION VERSION

any time outstanding the lesser of (x) the amount of such Lender’s Commitment, and (y) such Lender’s Applicable Percentage of the Borrowing Base; subject in each case to the following limitations:

(i) after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the Loan Cap;

                    (ii) after giving effect to any Committed Borrowing, the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment; and

(iii) The Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit.

Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or LIBOR Rate Loans, as further provided herein.

(b) The following are the Inventory Reserves and Availability Reserves as of the Effective Date:

(i) Shrink (an Inventory Reserve): An amount equal to $1,500,000;

                    (ii) Rent (an Availability Reserve): An amount equal to two (2) months’ rent for all of the Loan Parties’ leased locations in each Landlord Lien State, other than leased locations with respect to which the Collateral Agent has received a Collateral Access Agreement; and

                    (iii) Customer Credit Liabilities (an Availability Reserve): An amount equal to (x) fifty percent (50%) of the Customer Credit Liabilities set forth in clause (a) of the definition thereof plus (y) one hundred percent (100%) of the Customer Credit Liabilities set forth in clause (b) of the definition thereof (in each case as reflected in the Loan Parties’ books and records).

                    (c) The Administrative Agent shall have the right, at any time and from time to time after the Effective Date in its Permitted Discretion to establish, modify or eliminate Reserves upon three (3) Business Days’ prior written notice to the Borrower (during which period the Administrative Agent shall be available to discuss in good faith any such proposed Reserve with the Borrower and the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or modification no longer exists); provided that no such prior notice shall be required for (1) changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized (such as, but not limited to, rent and Customer Credit Liabilities), or (2) changes to Reserves or establishment of additional Reserves if a Material Adverse Effect has occurred or it would be reasonably likely that a Material Adverse Effect to the Lenders would occur were such Reserve not changed or established prior to the expiration of such three (3) Business Day period.

          2.02 Borrowings, Conversions and Continuations of Committed Loans.

EXECUTION VERSION

                    (a) Committed Loans (other than Swing Line Loans) shall be either Base Rate Loans or LIBOR Rate Loans as the Borrower may request subject to and in accordance with this Section 2.02. All Swing Line Loans shall be only Base Rate Loans. Subject to the other provisions of this Section 2.02, Committed Borrowings of more than one Type may be incurred at the same time.

                    (b) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of LIBOR Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBOR Rate Loans or of any conversion of LIBOR Rate Loans to Base Rate Loans, and (ii) on the requested date (which shall be a Business Day) of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of LIBOR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of LIBOR Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a LIBOR Rate Loan.

                    (c) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(b). In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall promptly make all funds so received available to the Borrower in like funds (but in any event shall use reasonable efforts to make such funds available by 4:00 p.m.) on the day of receipt by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

                    (d) In the event that the Borrower, after receipt of an invoice therefor, fails to pay any interest, fee, service charge, expenses, or other payment to which any Credit Party is entitled from the

EXECUTION VERSION

Loan Parties pursuant hereto or any other Loan Document when due, the Administrative Agent, without the request of the Borrower, may advance any such interest, fee, service charge, expenses, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Administrative Agent shall advise the Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrower’s obligations under Section 2.05(c). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(d) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

                    (e) Except as otherwise provided herein, a LIBOR Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as LIBOR Rate Loans without the Consent of the Required Lenders.

                    (f) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

                    (g) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to LIBOR Rate Loans.

                    (h) The Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders, the Swing Line Lender and the L/C Issuer and each Lender shall be bound thereby. Any Permitted Overadvance may, at the option of the Administrative Agent, constitute a Swing Line Loan. A Permitted Overadvance is for the account of the Borrower and shall constitute a Base Rate Loan and an Obligation and shall be repaid by the Borrower in accordance with the provisions of Section 2.05(c). The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations to purchase participations with respect to Letters of Credit or of Section 2.04 regarding the Lenders’ obligations to purchase participations with respect to Swing Line Loans. The Administrative Agent shall have no liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)) regardless of the amount of any such Overadvance(s).

          2.03 Letters of Credit.

                    (a) The Letter of Credit Commitment.

                              (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Effective Date until and including the Letter of Credit

EXECUTION VERSION

Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Loan Cap, (x) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit, and (z) the Outstanding Amount of the L/C Obligations with respect to Standby Letters of Credit shall not exceed the Standby Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Any L/C Issuer (other than Bank of America or any of its Affiliates) shall notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such L/C Issuer, provided that (A) until the Administrative Agent advises any such Issuing Bank that the provisions of Section 4.02 are not satisfied, or (B) the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Administrative Agent and such L/C Issuer, such L/C Issuer shall be required to so notify the Administrative Agent in writing only once each week of the Letters of Credit issued by such L/C Issuer during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as the Administrative Agent and such L/C Issuer may agree. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve months after the date of issuance or last extension; or

                              (B) subject to Section 2.03(b)(iii), the expiry date of such requested Commercial Letter of Credit would occur more than one hundred and eighty (180) days after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

                              (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the date of issuance of such Letter of Credit or all the Lenders have approved such expiry date.

                              (iii) The L/C Issuer shall not issue any Letter of Credit without the prior consent of the Administrative Agent if:

                              (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall

EXECUTION VERSION

prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

                              (C) such Letter of Credit is to be denominated in a currency other than Dollars; provided that if the L/C Issuer, in its discretion, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrower of the honoring of any drawing under such Letter of Credit shall be paid in the currency in which such Letter of Credit was denominated;

(D) such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

                              (E) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to the L/C Issuer (in its reasonable discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its reasonable discretion.

                              (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                              (v) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

                    (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

                              (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail

EXECUTION VERSION

reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other customary matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other customary matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

                              (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied or unless the L/C Issuer would not be permitted or would have no obligation at such time to issue such Letter of Credit, in each case, under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Loan Party) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance or amendment of each Letter of Credit, each Lender shall be deemed to (without any further action), and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the Stated Amount of such Letter of Credit. Upon any change in the Commitments under this Agreement, it is hereby agreed that with respect to all L/C Obligations, there shall be an automatic adjustment to the participations hereby created to reflect the new Applicable Percentages of the assigning and assignee Lenders.

                              (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer shall, subject to the provisions of this Section 2.03, issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended), in each case, under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to

EXECUTION VERSION

permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

                              (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                    (c) Drawings and Reimbursements; Funding of Participations.

                              (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the L/C Issuer and the Lenders with respect to any such payment. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                              (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                              (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                              (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest

EXECUTION VERSION

in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

                              (v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                              (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

                    (d) Repayment of Participations.

                              (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                              (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

                    (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute,

EXECUTION VERSION

unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                              (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                              (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                              (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                              (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

                              (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries; or

                              (vi) the fact that any Event of Default shall have occurred and be continuing.

          The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

                    (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document; or (v) any action, neglect or omission under or in connection with any Letter of Credit or Issuer Documents, including, without limitation, the issuance or amendment of any Letter of Credit, the failure to issue or

EXECUTION VERSION

amend any Letter of Credit, or the honoring or dishonoring of any demand under any Letter of Credit. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the L/C Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit), and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                    (g) Cash Collateral. Upon the written request of the Administrative Agent, if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, within one Business Day after such request, Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to 103% of the Outstanding Amount of all L/C Obligations, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby Consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Collateral Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America, except that Permitted Investments of the type listed in clauses (a) through (f) of the definition thereof may be made at the request of the Borrower at the option and in the sole discretion of the Collateral Agent (and at the Borrower’s risk and expense); interest or profits, if any, on such investments shall accumulate in such account. If at any time the Administrative Agent reasonably determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations and Other Liabilities.

                    (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an

EXECUTION VERSION

Existing Letter of Credit), (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP 600 shall apply to each Commercial Letter of Credit.

                    (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily Stated Amount under each such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the fifteenth day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, Letter of Credit Fees shall accrue at the Default Rate as provided in Section 2.08 hereof.

                    (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each Commercial Letter of Credit, at a rate equal to 0.125% per annum, computed on the amount of such Letter of Credit, and payable upon the issuance or amendment thereof, and (ii) with respect to each Standby Letter of Credit, at a rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fees shall be due and payable on the fifteenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand (accompanied by an invoice therefor) and are nonrefundable.

                    (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

          2.04 Swing Line Loans.

                    (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Loan Cap, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance

EXECUTION VERSION

any outstanding Swing Line Loan, and provided further that the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan. The Swing Line Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made by it or proposed to be made by it as if the term “Administrative Agent” as used in Article IX included the Swing Line Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Swing Line Lender.

                    (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent at the request of the Required Lenders prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds; provided, however, that if, on the date of the proposed Swing Line Loan, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

                    (c) Refinancing of Swing Line Loans.

                              (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable

EXECUTION VERSION

Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                              (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

                              (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                              (iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

                    (d) Repayment of Participations.

                              (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

                              (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the

EXECUTION VERSION

circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

                    (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

                    (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

          2.05 Prepayments.

                    (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two (2) Business Days prior to any date of prepayment of LIBOR Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBOR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBOR Rate Loans, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

                    (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

                    (c) If for any reason the Total Outstandings at any time exceed the Loan Cap, as then in effect, the Borrower shall immediately prepay Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans, the Total

EXECUTION VERSION

Outstandings exceed the Loan Cap (and any such Cash Collateralization shall only be required with respect to such additional amount).

                    (d) The Borrower shall prepay the Loans and Cash Collateralize the L/C Obligations in accordance with the provisions of Section 6.13 hereof.

                    (e) If any transaction constituting a Prepayment Event is consummated at any time while Availability is less than $50,000,000 after giving effect to such transaction, the Borrower shall prepay the Loans and, after the occurrence and during the continuance of an Event of Default or to the extent required by the provisions of Section 2.06(c), Cash Collateralize the L/C Obligations in an amount equal to the Net Proceeds received by a Loan Party on account of such Prepayment Event, irrespective of whether a Triggering Event then exists and is continuing.

                    (f) Prepayments made pursuant to Section 2.05(c), (d) and (e) above, first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Committed Loans, third, after the occurrence and during the continuance of an Event of Default, shall be used to Cash Collateralize the remaining L/C Obligations; and, fourth, the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Committed Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.

                    (g) Prepayments made pursuant to this Section 2.05 shall not reduce the Aggregate Commitments hereunder.

2.06 Termination or Reduction of Commitments. The Borrower may, upon irrevocable notice to the Administrative Agent, terminate the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit or from time to time permanently reduce the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce (A) the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, and (C) the Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans hereunder would exceed the Swing Line Sublimit.

         (b) If, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit or Swing Line Sublimit shall be automatically reduced by the amount of such excess.

         (c) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Aggregate Commitments under this Section 2.06. Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount.

EXECUTION VERSION

All fees (including, without limitation, commitment fees and Letter of Credit Fees) and interest in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. If, as a result of such termination or reduction, (i) the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, the Borrower shall contemporaneously with such reduction or termination, Cash Collateralize such excess amount, and (ii) the Committed Loans or the Swing Line Loans hereunder would exceed the Aggregate Commitments or the Swing Line Sublimit, as applicable, the Borrower shall contemporaneously with such reduction or termination, pay the Administrative Agent, for the benefit of the Lenders, an amount equal to such excess.

          2.07 Repayment of Loans.

(a) The Borrower shall repay to the Lenders on the Termination Date the aggregate principal amount of Committed Loans outstanding on such date.

(b) To the extent not previously paid, the Borrower shall repay the outstanding balance of the Swing Line Loans on the Termination Date.

                    (c) On the Termination Date, the Borrower shall Cash Collateralize the L/C Obligations, and, if required pursuant to Section 10.11 hereof, the Other Liabilities, in each case outstanding as of such date in accordance with the terms hereof.

          2.08 Interest.

                    (a) Subject to the provisions of Section 2.08(b) below, (i) each LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

                    (b) (i) If any amount payable under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws for so long as such Event of Default is continuing.

                              (ii) If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Borrower that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times while such Event of Default is continuing equal to the Default Rate and thereafter such Obligations shall bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

                              (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

                    (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder

EXECUTION VERSION

shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

          2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

                    (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal 0.25% per annum times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans (but excluding the principal amount of Swing Line Loans then outstanding) and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the fifteenth day after the end of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the last day of the Availability Period. Notwithstanding the foregoing, in calculating the Commitment Fee payable to any Lender which is also the Swing Line Lender, the principal amount of Swing Line Loans outstanding shall be included in the calculation of the Outstanding Amount of Loans of such Lender.

                     (b) Other Fees. The Borrower shall pay to MLPFS and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

          2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

          2.11 Evidence of Debt.

                     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations and Other Liabilities due to such Lender. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations and Other Liabilities. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if

EXECUTION VERSION

applicable), amount and maturity of its Loans and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

                    (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

          2.12 Payments Generally; Administrative Agent’s Clawback.

                     (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall, at the option of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue until such next succeeding Business Day. If any payment (other than with respect to payment of a LIBOR Rate Loan) to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

                     (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to (A) the proposed date of any Borrowing of LIBOR Rate Loans (or in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) or (B) the date that such Lender’s participation in a Letter of Credit or Swing Line Loan is required to be funded, that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender (on demand) and the Borrower (within two Business Days after demand) severally agree to pay to the Administrative Agent forthwith such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed

EXECUTION VERSION

Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

                              (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

                     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.02 hereof), the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

                     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

                     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

          2.13 Sharing of Payments by Lenders. If any Credit Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Credit Party receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Credit Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Credit Parties ratably and in the priorities set forth in Section 8.03, provided that:

EXECUTION VERSION

          (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

          (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

          Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

          2.14 Settlement Amongst Lenders.

          (a) The amount of each Lender’s Applicable Percentage of outstanding Loans (including outstanding Swing Line Loans, shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Loans (including Swing Line Loans) and repayments of Loans (including Swingline Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

          (b) The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Committed Loans and Swing Line Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its Applicable Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Committed Loans made by each Lender shall be equal to such Lender’s Applicable Percentage of all Committed Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

          2.15 Increase in Commitments.

EXECUTION VERSION

                    (a) Request for Increase. Provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $200,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $15,000,000, (ii) the Borrower may make a maximum of four such requests, and (iii) such increase shall be on the same terms as those set forth in this Agreement. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

                     (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

                    (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall promptly notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), to the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Borrower, the Administrative Agent, in consultation with the Borrower, will provide the consenting Lenders with an opportunity to further increase their Commitments in the amount equal to the total amount requested by the Borrower and will use its reasonable efforts to arrange for other Eligible Assignees to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Aggregate Commitments requested by the Borrower and not accepted by the existing Lenders (and the Borrower may also invite additional Eligible Assignees to become Lenders) (such Lenders which increase their Commitments and such additional Lenders, the “Additional Commitment Lenders”), provided, however, that without the consent of the Administrative Agent, at no time shall the Commitment of any Additional Commitment Lender be less than $5,000,000.

                     (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent, in consultation with the Borrower, shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date and on the Increase Effective Date (i) the Aggregate Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, and (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Lenders.

                     (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrower, certifying that, before and after giving effect to such increase, the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to

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clauses (a) and (b), respectively, of Section 6.01, (ii) the Borrower, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a Joinder Agreement; (iii) the Borrower shall have paid such fees and other compensation to the Additional Commitment Lenders as the Borrower and such Additional Commitment Lenders shall agree; (iv) the Borrower shall have paid such arrangement fees to the Administrative Agent as the Borrower and the Administrative Agent may agree; (v) the Borrower and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested; and (vi) no Default exists. The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

                     (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

          2.16 Defaulting Lenders.

          (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

          (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

          (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.03(g); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement in accordance with Section 2.03(g); sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this

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Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

                              (A) No Defaulting Lender shall be entitled to receive any commitment fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

                              (B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the terms hereof in accordance with Section 2.03(g).

                              (C) With respect to any commitment fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

          (iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Credit Extensions of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender,

EXECUTION VERSION

including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

          (v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.03(g).

          (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

          3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

          (i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

          (ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full

EXECUTION VERSION

amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

          (iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

          (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (i) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes.

(c) Tax Indemnifications.

          (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

          (ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and (y) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising

EXECUTION VERSION

therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

          (d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

          (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

          (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

          (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which

EXECUTION VERSION

such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

          (I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of IRS Form W-8ECI;

          (III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

          (IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

          (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

          (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative

EXECUTION VERSION

Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

          (iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

          (f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

          (g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

          3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Rate Loans, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBOR Rate Loans or to convert Base Rate Loans to LIBOR Rate Loans shall be

EXECUTION VERSION

suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBOR Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

          3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBOR Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan , or (c) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

          3.04 Increased Costs; Reserves on LIBOR Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

                    (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the L/C Issuer;

                    (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

                    (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer and delivery of the certificate contemplated by Section 3.04(c), the Borrower will pay to such Lender or the L/C Issuer,

EXECUTION VERSION

as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

                    (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time upon delivery of the certificate contemplated by Section 3.04(c), the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

                    (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, and the method for calculating such amount or amounts as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                    (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

                    (e) Reserves on LIBOR Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

          3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

EXECUTION VERSION

          (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a LIBOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

          For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower.

          3.06 Mitigation Obligations; Replacement of Lenders.

                    (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                    (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

          3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations and Other Liabilities hereunder.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

EXECUTION VERSION

          4.01 Conditions of Effectiveness of Agreement. The effectiveness of this Agreement on the Effective Date is subject to satisfaction of the following conditions precedent:

          (a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to the Administrative Agent:

(i) executed counterparts of this Agreement;

(ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

          (iii) certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

          (iv) copies of each Loan Party’s Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;

          (v) favorable opinions of (i) Skadden, Arps, Slate, Meagher & Flom, LLP, counsel to the Loan Parties and (ii) general corporate counsel to the Loan Parties, in each case addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

          (vi) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) to the Solvency of the Loan Parties as of the Effective Date after giving effect to the transactions contemplated hereby and (D) that either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by any Loan Party, and the validity against such Loan Party, of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;

          (vii) evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Agents required under the Loan Documents have been obtained and are in effect;

EXECUTION VERSION

(viii) the Security Documents and other Loan Documents set forth on Schedule 4.01 hereto, each duly executed by the applicable Loan Parties;

          (ix) results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and discharges, and releases or subordination agreements satisfactory to the Collateral Agent are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Collateral Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;

          (x) (A) duly authorized Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens to the extent intended to be created under the Loan Documents and all such documents and instruments shall have been concurrently submitted for filing, registering or recordation or so filed, registered or recorded to the satisfaction of the Collateral Agent, and (B) the Credit Card Notifications and Blocked Account Agreements required as of the Effective Date pursuant to Section 6.13 hereof shall have been obtained; and

(xi) without duplication of other requirements of this Section 4.01, such other assurances, certificates, documents, consents or opinions as are described in Schedule 4.01 hereto.

           (b) After giving effect to (i) the first funding under the Loans, if any, on the Effective Date, (ii) the payment of all fees and other amounts due under the Loan Documents on the Effective Date, and (iii) all Existing Letters of Credit and all Letters of Credit to be issued at, or immediately subsequent to, such establishment, Availability shall be not less than $150,000,000.

          (c) The Administrative Agent shall have received a Borrowing Base Certificate dated the Effective Date, relating to the month ended on December 31, 2011, and executed by a Responsible Officer of the Borrower.

          (d) There shall not have occurred since January 29, 2011 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

          (e) The Administrative Agent shall have received and be reasonably satisfied with detailed financial projections and business assumptions for the Borrower on a Consolidated basis, on an annual basis for each fiscal year starting with fiscal year 2012 through the Maturity Date, including, for the fiscal year 2012, a consolidated income statement, a balance sheet and a statement of cash flow and for each fiscal year thereafter through the Maturity Date, a consolidated income statement.

(f) There shall not be pending any litigation or other proceeding, the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

EXECUTION VERSION

(g) The consummation of the transactions contemplated hereby shall not violate any Applicable Law or any Organization Document in any material respect.

          (h) All fees required to be paid by the Loan Parties to the Agents or the Arrangers on or before the Effective Date shall have been paid in full, and all fees required to be paid by the Loan Parties to the Lenders on or before the Effective Date shall have been paid in full.

          (i) The Borrower shall have paid all reasonable and documented fees, charges and out-of-pocket disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such reasonable and documented fees, charges and out-of-pocket disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

          (j) The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act.

          (k) No changes in governmental regulations or policies materially affecting any Loan Party or any Credit Party with respect to the transactions contemplated hereby shall have occurred prior to the Effective Date.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

          4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of LIBOR Rate Loans) and of each L/C Issuer to issue each Letter of Credit is subject to the following conditions precedent:

          (a) The representations and warranties of each Loan Party contained in Article V or any other Loan Document, shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) any such representations which are qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects, and (iii) except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

EXECUTION VERSION

(d) No event or circumstance which could reasonably be expected to result in a Material Adverse Effect shall have occurred.

(e) After giving effect to the Credit Extension requested to be made on any such date and the use of proceeds thereof, Availability shall be greater than zero.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of LIBOR Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty by the Borrower to each Agent, each L/C Issuer, the Swing Line Lender and each Lender that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. The conditions set forth in this Section 4.02 are for the sole benefit of the Credit Parties but until the Required Lenders otherwise direct the Administrative Agent to cease making Committed Loans in accordance with the terms of this Agreement, the Lenders will fund their Applicable Percentage of all Loans and L/C Advances and participate in all Swing Line Loans and Letters of Credit whenever made or issued, which are requested by the Borrower and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this Article IV, agreed to by the Administrative Agent, provided, however, the making of any such Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Credit Party of the provisions of this Article IV on any future occasion or a waiver of any rights or the Credit Parties as a result of any such failure to comply.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

          To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:

          5.01 Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is a corporation, limited liability company, partnership or limited partnership, duly organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) (as it relates to any Immaterial Subsidiary), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the Effective Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, and organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

          5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject that would reasonably be expected to result

EXECUTION VERSION

in a Material Adverse Effect; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Collateral Agent under the Loan Documents); or (d) violate any Law in any material respect.

          5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof to the extent specified in the Security Agreement) or (b)such as have been obtained or made and are in full force and effect.

          5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          5.05 Financial Statements; No Material Adverse Effect.

                    (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and other than public disclosures made pursuant to press releases and public filings prior to the Effective Date.

                    (b) The unaudited Consolidated balance sheet of the Borrower and its Subsidiaries dated October 29, 2011, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the Fiscal Year ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all Material Indebtedness of the Loan Parties and their Consolidated Subsidiaries as of the date of such financial statements.

                    (c) No event shall have occurred after January 29, 2011 that could reasonably be expected to have a Material Adverse Effect.

                    (d) The Consolidated forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ reasonable estimate of its future financial performance (it being understood that such forecasted financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that no assurance is given that any particular forecasts will be realized, that actual results may differ and that such differences may be material).

EXECUTION VERSION

          5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as disclosed in Schedule 5.06, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.07 No Default. No Loan Party or any Subsidiary is in default under or with respect to any Material Indebtedness. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

          5.08 Ownership of Property; Liens. (a) Each of the Loan Parties and each Subsidiary thereof has good record and marketable title in fee simple to or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each Subsidiary has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (b) The Due Diligence Certificate sets forth the address (including street address, county and state) of all Real Estate that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the Effective Date. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Permitted Encumbrances and except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Due Diligence Certificate sets forth the address (including street address, county and state) of all Leases of the Loan Parties in effect as of the Effective Date, together with a list of the lessor and its contact information with respect to each such Lease as of the Effective Date. To the knowledge of the Loan Parties, each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (c) Schedule 7.01 sets forth a complete and accurate list of all effective Liens on the property or assets of each Loan Party and each of its Subsidiaries (other than Excluded Property as defined in the Security Agreement) in an amount in excess of $100,000, showing as of the Effective Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Permitted Encumbrances.

                    (d) Schedule 7.03 sets forth a complete and accurate list of all Indebtedness in an amount in excess of $100,000 of each Loan Party or any Subsidiary of a Loan Party on the Effective Date, showing as of the date hereof the amount, obligor or issuer and maturity thereof.

          5.09 Environmental Compliance. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as specifically disclosed in Schedule 5.09:

           (a) No Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability,

EXECUTION VERSION

(iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (b) None of the properties currently or formerly owned or operated by any Loan Party or any Subsidiary thereof is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Subsidiary thereof; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary thereof; and to the knowledge of the Loan Parties, Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof.

          (c) No Loan Party or any Subsidiary thereof is undertaking, and no Loan Party or any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.

          5.10 Insurance. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies (or otherwise reasonably acceptable to the Administrative Agent) which are not Affiliates of the Loan Parties (or through self-insurance arrangements), in such amounts (after giving effect to any self-insurance), with such deductibles and covering such risks (including, without limitation, worker’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates. The Due Diligence Certificate sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Effective Date and the Administrative Agent and the Lenders acknowledge that such insurance and the insurance carriers are acceptable as of the Effective Date. As of the Effective Date, each insurance policy listed in the Due Diligence Certificate in full force and effect and all premiums in respect thereof that are due and payable have been paid.

          5.11 Taxes. The Loan Parties and their Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Liens (other than Permitted Encumbrances on account thereof) have been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation, or (b) which would not be reasonably expected to result in a Material Adverse Effect.

          5.12 ERISA Compliance.

                    (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified

EXECUTION VERSION

plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

                    (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                    (c) (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 80% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 80% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

          5.13 Subsidiaries; Equity Interests. As of the Effective Date, the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation of each such Subsidiary. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and, as of the Effective Date, are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens other than Permitted Encumbrances. Except as set forth in Schedule 5.13, as of the Effective Date, there are no outstanding rights to purchase any Equity Interests in any Subsidiary. All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on Part (b) of Schedule 5.13 free and clear of all Liens other than Permitted Encumbrances. The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect. Neither Foot Locker Australia, Inc. nor Foot Locker New Zealand, Inc. maintains any assets of the type included in the Borrowing Base (other than any immaterial assets of a de minimus nature) in the United States.

          5.14 Margin Regulations; Investment Company Act.

                    (a) None of the proceeds of the Credit Extensions shall be used directly or indirectly for any purpose that would entail a violation of Regulations T, U, or X issued by the FRB.

EXECUTION VERSION

                     (b) None of the Loan Parties or any Subsidiary thereof is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

          5.15 Disclosure. No report, financial statement, certificate or other information previously or hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (excluding projected financial information and general industry data) (in each case, as modified or supplemented by other information so furnished (including public disclosures made pursuant to press releases and public filings prior to the Effective Date) and when taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that no assurance is given that any particular projections will be realized, that actual results may differ and that such differences may be material).

          5.16 Compliance with Laws. Each of the Loan Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.17 Intellectual Property Except, in each case, as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Loan Parties and their Subsidiaries own, or possess the right to use, all of the Intellectual Property that is reasonably necessary for the operation of their respective businesses. Except, in each case, as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed by any Loan Party or any Subsidiary infringes upon any Intellectual Property rights held by any other Person, and except as disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.18 Labor Matters.

          There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law. All payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 5.18, as of the Effective Date, no Loan Party is a party to or bound by any collective bargaining agreement. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan

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Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect.

          5.19 Security Documents.

          The Security Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The UCC financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in the Due Diligence Certificate. Upon such filings and/or the obtaining of “control” (as such term is defined in the UCC), the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, under the UCC (in effect on the date this representation is made) in each case prior and superior in right to any other Person to the extent required by the Loan Documents.

          5.20 Solvency.

          After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, the Loan Parties, on a Consolidated basis, are Solvent.

          5.21 Deposit Accounts; Credit Card Arrangements.

                    (a) The Due Diligence Certificate contains a list of all DDAs maintained by the Loan Parties as of the Effective Date, which Schedule includes, with respect to each DDA, in each case as of the Effective Date: (i) the name and address of the depository, (ii) the account number(s) maintained with such depository, (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank.

                    (b) The Due Diligence Certificate contains a list describing all arrangements as of the Effective Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

          5.22 Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

          5.23 Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, any agreement with any supplier of any Loan Party which could reasonably be expected to have a Material Adverse Effect.

          5.24 Casualty. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not

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covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI
AFFIRMATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations for which no claim has then been asserted) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Domestic Subsidiary to:

          6.01 Financial Statements. Deliver to the Administrative Agent (for distribution to each Lender):

          (a) as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower (commencing with the Fiscal Year ended January 28, 2012), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

          (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (commencing with the Fiscal Quarter ended April 28, 2012), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Fiscal Quarter of the previous Fiscal Year and (B) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

          (c) if requested by the Administrative Agent, then within thirty (30) days after the end of each of the Fiscal Months of each fiscal year of the Borrower (or sooner if available), (a) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related consolidated statements of income or operations and cash flows for such Fiscal Month and for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Fiscal Month of the previous Fiscal Year and (B) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such statements to be certified by a Responsible Officer of the Borrower as fairly representing in all material respects the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries as of the end of such Fiscal Month in accordance with the

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Borrower’s customary accounting practices in effect on the Effective Date, and (b) reasonably detailed calculations with respect to Adjusted Availability for such period;

          (d) as soon as available, but in any event within 45 days after the end of each Fiscal Year of the Borrower, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries, and an Availability model, in each case on a quarterly basis for the immediately following Fiscal Year (including the fiscal year in which the Maturity Date occurs), and as soon as available, any significant revisions to such forecast with respect to such Fiscal Year, it being understood and agreed that (i) any forecasts furnished hereunder are subject to significant uncertainties and contingencies, which may be beyond the control of the Loan Parties, (ii) no assurance is given by the Loan Parties that the results or forecast in any such projections will be realized and (iii) the actual results may differ from the forecasted results set forth in such projections and such differences may be material.

6.02 Certificates; Other Information. Deliver to the Administrative Agent (for distribution to each Lender), in form and detail satisfactory to the Administrative Agent:

          (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the Fiscal Quarter ended April 28, 2012), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP and (ii) a copy of management’s discussion and analysis with respect to such financial statements;

          (b) on the fifteenth (15th) day following each Fiscal Quarter end (or, if such day is not a Business Day, on the next succeeding Business Day) (or more frequently at the option of the Borrower; provided that, if the Borrower elects to deliver a Borrowing Base Certificate on a more frequent basis than is required, then the Borrower shall continue to furnish a Borrowing Base Certificate on such basis from the date of such election through the remainder of the Fiscal Year in which such election was made), a Borrowing Base Certificate showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Quarter, each Borrowing Base Certificate to be certified as complete and correct in all material respects by a Responsible Officer of the Borrower; provided that at any time that a Monthly Accelerated Borrowing Base Delivery Event has occurred and is continuing, such Borrowing Base Certificate shall be delivered on the fifteenth (15th) day of each Fiscal Month as of the close of business as of the last day of the immediately preceding Fiscal Month; and provided further that at any time that a Weekly Accelerated Borrowing Base Delivery Event has occurred and is continuing, such Borrowing Base Certificate shall be delivered on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday;

          (c) promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties or any Subsidiary, or any audit of any of them, but only to the extent that such reports, letters or recommendations could reasonably be expected to materially adversely impact (i) the calculation of the Borrowing Base, Adjusted Availability, or the Pro Forma Availability Condition or (ii) the accuracy of any financial statements furnished under Section 6.01 hereof;

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          (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements (other than registration statements on Form S-8 or its equivalent) which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) the financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

          (f) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of the Indenture or any similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

          (g) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof or any other matter which, in each case, could reasonably expected to have a Material Adverse Effect; and

          (h) promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b), or (c) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender (through the Administrative Agent) that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it (through the Administrative Agent) or maintaining its copies of such documents.

          The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be

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“public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties hereby agree that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

          6.03 Notices. Promptly notify the Administrative Agent of the following promptly after any Responsible Officer of the Borrower obtains knowledge thereof:

(a) the occurrence of any Default or Event of Default;

(b) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event;

(d) any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e) the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(f) any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;

(g) the filing of any Lien in an amount equal to $10,000 for any individual Lien or $100,000 in the aggregate for unpaid Taxes against any Loan Party;

          (h) any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed; and

          (i) any failure by any Loan Party to pay rent at (i) ten (10%) or more of such Loan Party’s locations or (ii) any of such Loan Party’s locations if such failure continues for more than ten (10) days following the day on which such rent first came due and such failure would be reasonably likely to result in a Material Adverse Effect.

EXECUTION VERSION

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

          6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers and other carriers) which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) no Lien has been filed with respect thereto (other than Permitted Encumbrances of the type described in clauses (a), (b) and (e) of such definition), and (iv) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Agents with respect to determining Reserves pursuant to this Agreement.

          6.05 Preservation of Existence, Etc.(a) Preserve, renew and maintain in full force and effect its legal existence (and, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, good standing) under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties or that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          6.06 Maintenance of Properties. (a) Except to the extent that the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty events excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies (or otherwise reasonably acceptable to the Administrative Agent) which are not Affiliates of the Loan Parties (or through self-insurance arrangements reasonably acceptable to the Administrative Agent), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent. The Administrative Agent and the Lenders acknowledge that the insurance described in Section 5.10 and the insurance carriers priding such insurance are acceptable as of the Effective Date.

                    (a) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding

EXECUTION VERSION

improvements to real property) and lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent (and the Collateral Agent agrees, unless a Triggering Event is then continuing or the proceeds are required to be applied to the Obligations and Other Liabilities in accordance with the provisions of Sections 2.05(c) or 2.05(e), to deliver such insurance proceeds as the Borrower may direct), (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as a loss payee and shall be endorsed or amended to include (i) a provision that, from and after the Effective Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent (and the Collateral Agent agrees, unless a Triggering Event is then continuing or the proceeds are required to be applied to the Obligations and Other Liabilities in accordance with the provisions of Sections 2.05(c) or 2.05(e), to deliver such insurance proceeds as the Borrower may direct), (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent or any other party shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Each such policy referred to in this Section 6.07(a) shall also provide that it shall not be canceled or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent. The Borrower shall deliver to the Collateral Agent, prior to the cancellation or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent, including an insurance binder) together with evidence reasonably satisfactory to the Collateral Agent of payment of the premium therefor.

                    (b) None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

                    (c) Maintain for themselves and their Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Administrative Agent furnish the Administrative Agent certificates evidencing renewal of each such policy.

          6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; and (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

EXECUTION VERSION

6.09 Books and Records; Accountants. (a) Maintain proper books of record and account in conformity with GAAP consistently applied, in which entries true and correct in all material respects shall be made of financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.

          (b) at all times retain a Registered Public Accounting Firm which is reasonably satisfactory to the Administrative Agent and shall permit such Registered Public Accounting Firm to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Administrative Agent; provided that any such discussions between the Administrative Agent and the Registered Public Accounting Firm shall take place only with the participation of the Borrower (which agrees to make itself reasonable available therefor).

6.10 Inspection Rights. (a) Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

          (b) Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Borrower’s practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The Loan Parties shall pay the reasonable and documented fees and out-of-pocket expenses of the Administrative Agent and such professionals with respect to one (1) appraisal of the Loan Parties’ Inventory and one (1) commercial finance examination during any twelve month period in which either (x) the Aggregate Commitments equal or exceed $300,000,000 or (ii) the Total Outstandings exceed fifty (50%) percent of the Loan Cap. Notwithstanding the foregoing, the Administrative Agent may undertake additional appraisals and commercial finance examinations (i) as it in its discretion deems necessary or appropriate, at its own expense or, (ii) if required by applicable Law or if an Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.

          6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to finance the acquisition of working capital assets of the Loan Parties, including the purchase of inventory and equipment, in each case in the ordinary course of business, (b) to finance Capital Expenditures of the Loan Parties, and (c) for general corporate purposes of the Loan Parties (including the financing of Permitted Acquisitions and the making of Permitted Investments and Restricted Payments), in each case to the extent not prohibited under applicable Law and the Loan Documents.

          6.12 Additional Loan Parties. Notify the Administrative Agent at the time that any Person becomes a Subsidiary, and whether the Borrower in its discretion elects to cause such Subsidiary to

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become a Loan Party (it being acknowledged by the Credit Parties that the Borrower is not obligated to cause such Subsidiary to become a Loan Party) and if any Equity Interests or Indebtedness of such Person are owned by any Loan Party, to promptly thereafter (and in any event within thirty (30) days or such longer period as the Administrative Agent shall agree) cause such Loan Party to pledge such Equity Interests and any promissory notes evidencing such Indebtedness to the extent required pursuant by the Security Agreement, in each case in form, content and scope reasonably satisfactory to the Administrative Agent. If the Borrower elects to cause such Subsidiary to become a Loan Party: promptly thereafter (and in any event within thirty (30) days or such longer period as the Administrative Agent shall agree), cause any such Person (a) to become a Loan Party by executing and delivering to the Administrative Agent a Joinder Agreement, (b) to grant a Lien to the Collateral Agent on such Person’s assets to secure the Obligations and Other Liabilities on the same types of assets which constitute Collateral under the Security Documents, and (c) to deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and, if reasonably requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above). In no event shall compliance with this Section 6.12 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or Guarantor or permit the inclusion of any acquired assets in the computation of the Borrowing Base.

          6.13 Cash Management.

                    (a) On or before the Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion):

                    (i) deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit H, which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed in the Due Diligence Certificate; and

(ii) enter into a Blocked Account Agreement with each Blocked Account Bank (collectively, the “Blocked Accounts”).

                    (b) Whether or not a Triggering Event has occurred and is continuing, the Loan Parties shall (i) ACH or wire transfer, with such frequency as is consistent with their respective practices in effect on the Effective Date, (and whether or not there are then any outstanding Obligations) to a Blocked Account all amounts on deposit and available in each such DDA (net of any minimum balance as may be required to be kept in such DDA by the depository institution at which such DDA is maintained) and (ii) cause all payments due from credit card processors to be forwarded to a Blocked Account.

                    (c) After the occurrence and during the continuance of a Triggering Event (and delivery of notice thereof from the Administrative Agent to the Borrower and the applicable Blocked Account Bank), the Loan Parties and each Blocked Account Bank shall ACH or wire transfer no less frequently than once each Business Day (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Collateral Agent at Bank of America (the “Concentration Account”), of all cash receipts, all collections of Accounts and all other proceeds of the Collateral, including, without limitation, (i) all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any sale or other transaction or event, including, without limitation, any Prepayment Event. (ii) the then contents of each DDA (net of any minimum balance, not to exceed $2,500 individually, as may be required to be kept in such DDA by the depository

EXECUTION VERSION

institution at which such DDA is maintained); and (iii) the then entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $2,500 individually, as may be required to be kept in the subject Blocked Account by the Blocked Account Bank).

                    (d) The Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and Other Liabilities and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 6.13, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Collateral Agent, shall not be deposited in any account of such Loan Party (other than a Blocked Account) and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Collateral Agent.

                    (e) Upon the request of the Administrative Agent after the occurrence and during the continuance of a Triggering Event, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

                    (f) Without limiting the foregoing, so long as no Triggering Event shall have occurred and be continuing, the Loan Parties may direct, and shall have sole control over, the manner of disposition of funds in the Blocked Accounts.

                    (g) Any amounts held or received in the Concentration Account at any time when no Triggering Event exists shall be applied to the Obligations and Other Liabilities to the extent required pursuant to Sections 2.05(c) or 2.05(e) or promptly remitted to an account of the Borrower or as the Borrower may otherwise direct.

          6.14 Information Regarding the Collateral.

          (a) Furnish to the Administrative Agent at least ten (10) Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree) of any change in any Loan Party’s legal name.

          (b) Furnish to the Administrative Agent at least twenty (20) days prior written notice (or such shorter period as the Administrative Agent may agree) of any change in: (i) the location of any Loan Party’s chief executive office or its principal place of business; (ii) any Loan Party’s type of organization or jurisdiction of organization; or (iii) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization.

(c) Furnish to the Administrative Agent prompt written notice of any change in any trade name used to identify it in the conduct of its business or in the ownership of its properties.

          (d) The Loan Parties agree not to effect or permit any change referred to in the clauses (a) and (b) unless all filings have been made under the UCC that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties as required by this Agreement and the Security Agreement.

EXECUTION VERSION

          6.15 Physical Inventories.

                    (a) Cause not less than one physical inventory to be undertaken, at the expense of the Loan Parties, in each twelve (12) month period and periodic cycle counts, in each case consistent with past practices, conducted by such inventory takers as are satisfactory to the Collateral Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Collateral Agent. The Collateral Agent, at the expense of the Loan Parties, may observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party.

                    (b) The Collateral Agent, in its discretion, if any Default or Event of Default exists, may cause additional such inventories to be taken as the Collateral Agent determines (each, at the expense of the Loan Parties).

          6.16 Environmental Laws.

                    (a) Except, in each case, where failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws; (b) obtain and renew all environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

          6.17 Further Assurances.

                    (a) Subject to the exceptions set forth in any applicable Loan Document, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or which any Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.

                    (b) If any assets constituting Collateral are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof), notify the Agents thereof, and the applicable Loan Party will cause such assets to be subjected to a Lien securing the Obligations and Other Liabilities and will take such actions as shall be necessary to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.17, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.17(b) waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.17(b) if such transaction was not otherwise permitted by this Agreement or constitute or be deemed to constitute Consent to the inclusion of any acquired assets in the computation of the Borrowing Base.

          6.18 Compliance with Terms of Leaseholds.

EXECUTION VERSION

          Except as otherwise expressly permitted hereunder, make all payments and otherwise perform all obligations in respect of all Leases of real property to which any Loan Party or any of its Subsidiaries is a party, keep such Leases in full force and effect and not allow such Leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such Leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

ARTICLE VII
NEGATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Domestic Subsidiary to, directly or indirectly:

          7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party or any Subsidiary thereof as debtor, other than, as to all of the above, Permitted Encumbrances; provided that if any such financing statement is filed without the knowledge or consent of the Borrower, the Borrower shall have a reasonable period of time after obtaining knowledge thereof to obtain its termination.

          7.02 Investments. Make any Investments, except Permitted Investments.

          7.03 Indebtedness; Disqualified Stock.

                    (a) Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness or (b) issue Disqualified Stock.

          7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing), except that:

          (a) any Subsidiary may merge with (i) a Loan Party, provided that a Loan Party shall be the continuing or surviving Person (and in any merger involving the Borrower, the Borrower shall be the continuing or surviving Person), or (ii) any one or more other Subsidiaries which are not Loan Parties, provided that when any Wholly-Owned Subsidiary is merging with another Subsidiary, such Wholly-Owned Subsidiary shall be the continuing or surviving Person;

          (b) so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom, in connection with a Permitted Acquisition or other Permitted Investment, any Loan Party or Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger or consolidation shall be a Loan Party or a Wholly-Owned Subsidiary of a Loan Party and (ii) in the case of any such merger or consolidation to which any Loan Party is a party, a Loan Party is the surviving Person; and

          (c) so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom, any Subsidiary of the Borrower may liquidate or dissolve if the Borrower determines

EXECUTION VERSION

in good faith that such liquidation or dissolution is in the best interests of the Loan Parties and is not materially disadvantageous or materially adverse to the Credit Parties.

          7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except Permitted Dispositions.

          7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to any Loan Party or to any other Subsidiary;

(b) the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

          (c) the Loan Parties and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it if either (i) the Restricted Payment Conditions are satisfied or (ii) (A) at the time of such purchase or redemption, no Loans are then outstanding and (B) such purchase or redemption is funded entirely through the use of cash on hand of the Loan Parties;

          (d) the Borrower may declare and pay cash dividends to its stockholders if either (i) the Restricted Payment Conditions are satisfied or (ii) (A) at the time of such payment, no Loans are then outstanding and (B) such payment is funded entirely through the use of cash on hand of the Loan Parties; and

          (e) the Loan Parties may issue and sell Equity Interests provided that (i) (A) with respect to any Equity Interests, all dividends (other than cash dividends to be paid by the Borrower in accordance with clause (d) above) in respect of which are to be paid (and all other payments in respect of which are to be made) shall be in additional shares of such Equity Interests, in lieu of cash, (B) such Equity Interests shall not be subject to redemption other than redemption at the option of the Loan Party issuing such Equity Interests, and (C) all payments in respect of such Equity Interests are expressly subordinated to the Obligations, and (ii) no Loan Party shall issue any additional Equity Interests in a Subsidiary.

          7.07 Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Indebtedness, except (a) payment in respect of the Obligations, (b) as long as no Event of Default then exists, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness (other than Subordinated Indebtedness), (c) as long as no Event of Default then exists, repayments and prepayments of Subordinated Indebtedness in accordance with the subordination terms thereof, (d) voluntary prepayments, repurchases, redemptions or defeasances or other satisfaction of Permitted Indebtedness (but excluding any payment in violation of any subordination terms of any Subordinated Indebtedness) as long as the Payment Conditions are satisfied, (e) payment of Permitted Indebtedness to the extent such payment is in kind, and (f) refinancings and refundings of such Indebtedness to the extent permitted hereunder.

          7.08 Change in Nature of Business.

EXECUTION VERSION

          Engage in any line of business substantially different from the business conducted by the Loan Parties and their Subsidiaries on the date hereof or any business reasonably related, complementary, ancillary or incidental thereto.

          7.09 Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (a) a transaction between or among the Loan Parties, (b) a transaction between or among any Subsidiaries of the Borrower that are not Loan Parties, (c) transactions, arrangements, reimbursements and indemnities permitted between or among such parties under this Agreement, (d) the payment of reasonable fees and out-of-pocket costs to directors, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or its Subsidiaries, (e) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors, (f) non-exclusive, royalty-free licenses of any of the Borrower’s’ or Subsidiaries’ trademarks, trade names and business sytems by Loan Parties to Subsidiaries which are not Loan Parties, or (g) any Pension Property Purchase.

          7.10 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document or the Indenture and except in the case of restrictions and conditions imposed by law) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations and Other Liabilities, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Collateral Agent; provided, however, that this clause (iv) shall not prohibit (A) any restriction incurred or provided in favor of any holder of Indebtedness permitted under clauses (c) or (f) of the definition of Permitted Indebtedness solely to the extent any such restriction relates to the property financed by or the subject of such Indebtedness, (B) customary anti-assignment provisions in licenses and other contracts entered into in the ordinary course of business restricting the assignment thereof or in contracts for the Disposition of any assets or any Subsidiary, provided that the restrictions in any such contract shall apply only to the assets or Subsidiary that is subject to such contract or to be Disposed of, (C) provisions in leases of real property that prohibit mortgages or pledges of the lessee’s interest under such lease or restricting subletting or assignment of such lease; (D) any encumbrance or restriction contained in any agreement of a Person acquired in a Permitted Investment, which encumbrance or restriction was in existence at the time of such Permitted Investment (but not created in connection therewith or in contemplation thereof) and which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the property and assets of the Person so acquired, or (E) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures to the extent such joint ventures are permitted hereunder; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

          7.11 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

          7.12 Amendment of Material Documents.

EXECUTION VERSION

          (a) Amend, modify or waive any of a Loan Party’s rights under its Organization Documents in a manner materially adverse to the Credit Parties, or (b) amend, modify or waive any material document governing any Material Indebtedness (other than on account of any refinancing thereof otherwise permitted hereunder), in each case to the extent that such amendment, modification or waiver would be reasonably likely to have a Material Adverse Effect.

          7.13 Fiscal Year.

          Either (a) change the Fiscal Year of any Loan Party, or (b) change the accounting policies or reporting practices of the Loan Parties, except as required by GAAP or except for the adoption by the Borrower of the International Financial Reporting Standards (subject to Section 1.03 hereof) (the foregoing not being intended to waive or modify the Loan Parties’ furnishing notice to the Administrative Agent of such change in accounting policies in accordance with the provisions of Section 6.03).

          7.14 Deposit Accounts; Credit Card Processors.

          Either (a) open new Blocked Accounts unless the Loan Parties shall have delivered to the Collateral Agent appropriate Blocked Account Agreements consistent with the provisions of Section 6.13 and otherwise satisfactory to the Collateral Agent; or (b) enter into any agreements with credit card processors other than the ones expressly contemplated herein or in Section 6.13 hereof unless the Loan Parties shall have delivered to the Collateral Agent appropriate Credit Card Notifications consistent with the provisions of Section 6.13 and reasonably satisfactory to the Collateral Agent.

          7.15 Adjusted Availability.

          Permit Adjusted Availability at any time to be less than the greater of (i) $20,000,000 and (ii) ten (10%) percent of the Borrowing Base.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

          8.01 Events of Default. Any of the following shall constitute an Event of Default:

          (a) Non-Payment. The Borrower or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan or any L/C Obligation, or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) any interest on any Loan or on any L/C Obligation, or any fee due hereunder, which failure continues for three Business Days, or (iii) any other amount payable hereunder or under any other Loan Document, which failure continues for three Business Days; or

          (b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05(a), 6.07, 6.10, 6.11, 6.12, 6.13 or 6.14 or Article VII, provided that no Event of Default shall be deemed to have arisen herein (i) with respect to Sections 6.02(a) and 6.02(b), unless such failure continues for two Business Days and such failure has not occurred more than twice in any consecutive twelve month period, (ii) with respect to Section 6.14(a), unless such failure continues for two Business Days, or (iii) with respect to Section 6.14(b), unless such failure continues for five Business Days; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on

EXECUTION VERSION

its part to be performed or observed and such failure continues for thirty (30) days after the earlier of notice thereof from the Administrative Agent or the Required Lenders to the Borrower or a Responsible Officer of the Borrower obtaining knowledge thereof; or

          (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

          (e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such payment is not made within any applicable grace period in respect of any Material Indebtedness (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (i)(B) shall not apply to secured Indebtedness of a Loan Party or a Subsidiary permitted hereunder that becomes due upon the sale or transfer by such Loan Party or Subsidiary of the assets securing such Indebtedness, or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $5,000,000 and such Loan Party or Subsidiary is unable to pay such amount upon such termination; or

          (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries (other than any Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 60 calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

          (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof (other than any Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any

EXECUTION VERSION

material part of the property of any such Person and is not released, vacated or fully bonded within 20 days after its issuance or levy; or

          (h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $15,000,000 and such judgment(s) or order(s) shall continue unsatisfied or unstayed for a period of 10 consecutive days, or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) such judgment or order, by reason of a pending appeal or otherwise, shall not have been satisfied, vacated, discharged, stayed or bonded for a period of 20 consecutive days; or

          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC which would reasonably likely result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which would reasonably likely result in a Material Adverse Effect; or

          (j) Invalidity of Loan Documents. (i) Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be (other than pursuant to the terms thereof), or shall be asserted by any Loan Party (or, with respect to any material assets of the type included in the Borrowing Base, any other Person) not to be, a valid and perfected Lien on any Collateral (other than an immaterial portion of the Collateral not of the type included in the Borrowing Base, as determined by the Administrative Agent in its Permitted Discretion), with the priority required by the applicable Security Document, except to the extent resulting from the failure of the Agents to file UCC continuation statements or to maintain “control” (as such term is defined in the UCC), as applicable; or

(k) Change of Control. There occurs any Change of Control; or

          (l) Cessation of Business. Except as otherwise expressly permitted hereunder, any Loan Party shall take any action to suspend the operation of the business of the Loan Parties, taken as a whole, in the ordinary course, including, without limitation, liquidation of all or a material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of its business; or

          (m) Indictment. The indictment of any Loan Party, under any Applicable Law where the crime alleged would constitute a felony under Applicable Law and such indictment remains unquashed or such legal process remains undismissed for a period of 90 days or more, unless the

EXECUTION VERSION

Administrative Agent, in its reasonable discretion, determines that the indictment is not material; or

          (n) Subordination. Any payments of principal of or premium and interest on any Subordinated Indebtedness are made or received in violation of the subordination provisions of the documents evidencing or governing such Subordinated Indebtedness or any other breach of the subordination provisions of the documents evidencing or governing such Subordinated Indebtedness occurs.

          8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

          (a) declare the Commitments of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c) require that the Loan Parties Cash Collateralize the L/C Obligations; and

          (d) whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations or Other Liabilities are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that upon the occurrence of any Event of Default with respect to any Loan Party or any Subsidiary thereof under Section 8.01(f), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

          No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

          8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations and Other Liabilities shall be applied by the Administrative Agent in the following order:

EXECUTION VERSION

          First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, each in its capacity as such;

          Second, to payment of that portion of the Obligations constituting indemnities, expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the L/C Issuer (including expenses to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

          Third, to the extent not previously reimbursed by the Lenders, to payment to the Lenders of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances, ratably among the Lenders in proportion to the amounts described in this clause Third payable to them;

          Fourth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest and unpaid principal on the Swing Line Loans;

          Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, and fees (including Letter of Credit Fees), ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifth payable to them;

          Sixth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Sixth held by them;

Seventh, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

          Eighth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations as provided in Section 10.04), ratably among the Credit Parties in proportion to the respective amounts described in this clause Eighth held by them;

          Ninth, to payment of that portion of the Other Liabilities arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them;

          Tenth, to payment of all other Other Liabilities arising from Bank Products to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them; and

Last, the balance, if any, after all of the Obligations and Other Liabilities have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Seventh above shall be applied to satisfy drawings under such Letters of

EXECUTION VERSION

Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations and Other Liabilities, if any, in the order set forth above.

ARTICLE IX
ADMINISTRATIVE AGENT

          9.01 Appointment and Authority.

          (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than the provisions of Section 9.06) are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

          (b) Each of the Lenders (in its capacities as a Lender), Swing Line Lender and the L/C Issuer hereby irrevocably appoints Bank of America as Collateral Agent and authorizes the Collateral Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations and Other Liabilities, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

          9.02 Rights as a Lender. The Persons serving as the Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

          9.03 Exculpatory Provisions. The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agents:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by

EXECUTION VERSION

the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its respective opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the Consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

          The Agents shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Loan Parties, a Lender or the L/C Issuer. In the event that the Agents obtains such actual knowledge or receives such a notice, the Agents shall give prompt notice thereof to each of the other Credit Parties. Upon the occurrence of an Event of Default, the Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as they shall deem advisable in the best interest of the Credit Parties. In no event shall the Agents be required to comply with any such directions to the extent that any Agent believes that its compliance with such directions would be unlawful.

          The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

          9.04 Reliance by Agents.

          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may

EXECUTION VERSION

presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received written notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

          9.06 Resignation of Agents. Either Agent may at any time give written notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and shall, unless an Event of Default has occurred and is continuing at the time of such appointment, be reasonably acceptable to the Borrower. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent or the Collateral Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Collateral Agent hereunder.

          Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the

EXECUTION VERSION

retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

          9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.12, the Agents shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agents.

          9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Co-Syndication Agents or Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, a Lender or the L/C Issuer hereunder.

          9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations and Other Liabilities that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer, the Administrative Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer, the Administrative Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer the Administrative Agent and such Credit Parties under Sections 2.03(i), 2.03(j) and 2.03(k) as applicable, 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization,

EXECUTION VERSION

arrangement, adjustment or composition affecting the Obligations or Other Liabilities or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

          9.10 Collateral and Guaranty Matters. The Credit Parties irrevocably authorize the Agents, at their option and in their discretion,

          (a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the expiration or termination of all Letters of Credit (unless cash collateralized or supported by back-to-back letters of credit reasonably satisfactory to the L/C Issuer), (ii) that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) in accordance with Section 10.01;

          (b) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances; and

          (c) to release any Guarantor from its obligations under the Facility Guaranty and each other applicable Loan Document) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by any Agent at any time, the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty and each other applicable Loan Document pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Agents will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and Lien granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty and each other applicable Loan Document, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

          9.11 Notice of Transfer.

          The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.06.

          9.12 Reports and Financial Statements.

          By signing this Agreement, each Lender:

          (a) agrees to furnish the Administrative Agent after the occurrence and during the continuance of a Triggering Event (and thereafter at such frequency as the Administrative Agent may reasonably request) with a summary of all Other Liabilities due or to become due to such Lender. In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Lender on account of Other Liabilities

EXECUTION VERSION

unless the Administrative Agent has received written notice thereof from such Lender and if such notice is received, the Administrative Agent shall be entitled to assume that the only amounts due to such Lender on account of Other Liabilities is the amount set forth in such notice;

          (b) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all Borrowing Base Certificates and financial statements required to be delivered by the Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”);

          (c) expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

          (d) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e) agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and

          (f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

          9.13 Agency for Perfection.

          Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Law of the United States can be perfected only by possession. Should any Lender (other than the Agents) obtain possession of any such Collateral, such Lender shall notify the Agents thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

          9.14 Indemnification of Agents. The Lenders shall indemnify the Agents, the L/C Issuer and any other Related Party (to the extent not reimbursed by the Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their respective Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent, the L/C Issuer and any other Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent, the L/C Issuer and any other Related Party in connection therewith; provided, that no Lender shall

EXECUTION VERSION

be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s, the L/C Issuer’s and their Related Parties’ gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

          9.15 Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender.

ARTICLE X
MISCELLANEOUS

          10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Administrative Agent, with the Consent of the Required Lenders, and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or, increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written Consent of such Lender;

          (b) postpone any date fixed by this Agreement or any other Loan Document for (i) any payment or mandatory prepayment of principal, interest, fees or other amounts due to the applicable Lenders (or any of them) hereunder or under any of the other Loan Documents without the written Consent of each Lender entitled to such payment, or (ii) any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written Consent of each applicable Lender;

          (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written Consent of each Lender entitled to such amount; provided, however, that only the Consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(d) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of each Lender;

          (e) change any provision of this Section or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender;

(f) except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;

(g) except for Permitted Dispositions, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender;

EXECUTION VERSION

          (h) change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrower would be increased without the written Consent of each Lender, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves;

          (i) modify the definition of Permitted Overadvance so as to increase the amount thereof or, except as provided in such definition, the time period for a Permitted Overadvance without the written Consent of each Lender; and

          (j) except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender;

and, provided further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or Consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or Consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or Consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document, and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

          Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (x) no provider or holder of any Bank Products or Cash Management Services shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Loan Party, and (y) any Loan Document may be amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause any Loan Document to be consistent with this Agreement and the other Loan Documents

          If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

EXECUTION VERSION

          10.02 Notices; Effectiveness; Electronic Communications.

          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                    (i) if to the Loan Parties, the Agents, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

          (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Each Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

          (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-

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INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agents or any of their Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

          (d) Change of Address, Etc. Each of the Loan Parties, the Agents, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Agents, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

          (e) Reliance by Agents, L/C Issuer and Lenders. The Agents, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agents, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Agents may be recorded by the Agents, and each of the parties hereto hereby consents to such recording.

          10.03 No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

          10.04 Expenses; Indemnity; Damage Waiver.

          (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Arranger and any Person providing Cash Management Services or furnishing Bank Products to any of the Loan Parties, in connection with

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this Agreement and the other Loan Documents, including without limitation (A) the reasonable and documented fees, charges and disbursements of (1) counsel for the Agents and the Arranger, (2) appraisers, (3) commercial finance examiners, and (4) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations and Other Liabilities, as wells as expenses of any outside consultants engaged by the Agents, (B) in connection with (1) the syndication of the credit facilities provided for herein, (2) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (3) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, or (4) any workout, restructuring or negotiations in respect of any Obligations and Other Liabilities, and (ii) with respect to the L/C Issuer, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (iii) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Agents, the Arranger, the L/C Issuer or any Person providing Cash Management Services or furnishing Bank Products to any of the Loan Parties, after the occurrence and during the continuance of an Event of Default, provided that such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel).

          (b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agents (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee but excluding Taxes, which shall be governed by Section 3.01), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the

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gross negligence, bad faith or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

          (c) Reimbursement by Lenders. Without limiting their obligations under Section 9.14 hereof, to the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it, each Lender severally agrees to pay to the Agents (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agents (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

          (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable on demand (accompanied by back-up documentation to the extent available).

          (f) Survival. The agreements in this Section shall survive the resignation of any Agent and the L/C Issuer, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

          10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Agents upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in

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effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

          10.06 Successors and Assigns.

                    (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                    (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

                              (i) Minimum Amounts

                              (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

                              (B) in any case not described in subsection (b)(i)(A)of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

                    (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

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(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

                              (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

                              (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

                              (C) the consent of the applicable L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

                    (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                    (v) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01,

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3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

                    (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. This Section 10.06(c) shall be construed so that the Loans and L/C Obligations are at all times maintained in “registered form” within the meaning of section 163(f), 871(h)(2) and 881(c) of the Code.

                    (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such lender shall remain the holder of its Loans and owner of its participation or other interest in any Letter of Credit for all purposes hereunder, and (iv) the Loan Parties, the Agents, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.

          Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any

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commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

                    (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.

                    (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                    (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

                    (h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 10 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 10 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in

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substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

          10.07 Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source (only if such Credit Party has no knowledge that such source itself is not in breach of a confidentiality obligation) other than the Loan Parties.

          For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof (provided that if such information is furnished by a source known to such Credit Party to be subject to a confidentiality obligation, such source, to the knowledge of such Credit Party, is not in violation of such obligation by such disclosure). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

          10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations and Other Liabilities then due under this Agreement or any other Loan Document to such Lender or the L/C Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not

EXECUTION VERSION

such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

          10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tiff” via email) shall be as effective as delivery of a manually executed counterpart of this Agreement.

          10.11 Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than any contingent indemnification obligations for which no claim has then been asserted) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Further, the provisions of Sections 3.01, 3.04, 3.05 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any

EXECUTION VERSION

provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to the Other Liabilities.

          10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

          10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Lender delivers a notice described in Section 3.02, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

          (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances being so assigned, accrued interest thereon, accrued fees and all other amounts payable to it in respect thereof hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

          (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          10.14 Governing Law; Jurisdiction; Etc.

EXECUTION VERSION

                    (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

                    (b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION (EXCEPT AS PROVIDED IN CLAUSE (e) BELOW) OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE EXERCISE BY THE CREDIT PARTIES OF THEIR RIGHTS AND REMEDIES WITH RESPECT TO THE COLLATERAL AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                    (c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                    (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

                    (e) ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

          10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT

EXECUTION VERSION

MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER INITIATED BY OR AGAINST SUCH PERSON OR IN WHICH ANY SUCH PERSON IS JOINED AS A PARTY LITIGANT). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

          10.17 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a

EXECUTION VERSION

political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

          10.18 Foreign Asset Control Regulations. Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Loan Parties or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

          10.19 Time of the Essence. Time is of the essence of the Loan Documents.

          10.20 Press Releases.

          (a) Each Credit Party agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Administrative Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to the Administrative Agent and without the prior written consent of the Administrative Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under applicable Law and then, in any event, such Credit Party or Affiliate will consult with the Administrative Agent before issuing such press release or other public disclosure.

          (b) Each Credit Party agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Borrower or its Subsidiaries without at least two (2) Business Days’ prior notice to the Administrative Agent and the Borrower and without the prior written consent of the Administrative Agent and the Borrower unless (and only to the extent that) such Credit Party or Affiliate is required to do so under applicable Law and then, in any event, such Credit Party or Affiliate will consult with the Borrower before issuing such press release or other public disclosure. Subject to the foregoing, each Loan Party consents to the publication by Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark upon the Borrower’s approval, not to be unreasonably withheld. Administrative Agent or such Lender shall provide a draft reasonably in advance of any advertising material to the Borrower for review and comment prior to the publication thereof. Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

          10.21 Additional Waivers.

                    (a) The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or

EXECUTION VERSION

remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Credit Party.

                    (b) The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitments).

                    (c) To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. The Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

                    (d) Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Loan Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to the Borrower hereunder or other Obligations incurred directly and primarily by the Borrower or any other Loan Party (an “Accommodation Payment”),

EXECUTION VERSION

then the Loan Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Loan Parties in an amount, for each of such other Loan Parties, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties. As of any date of determination, the “Allocable Amount” of each Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Loan Party hereunder without (a) rendering such Loan Party “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

          10.22 No Strict Construction.

          The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          10.23 Attachments.

          The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

[signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

BORROWER:

FOOT LOCKER, INC.

By:	/s/ John A. Maurer

Name:	John A. Maurer
Title:	Vice President and Treasurer

GUARANTORS:

FOOT LOCKER RETAIL, INC.
TEAM EDITION APPAREL, INC.
FOOT LOCKER STORES, INC.
FOOT LOCKER SPECIALTY, INC.
ROBBY’S SPORTING GOODS, INC.
FOOT LOCKER CORPORATE SERVICES, INC.
FOOT LOCKER HOLDINGS, INC.
FOOT LOCKER SOURCING, INC.
FOOT LOCKER OPERATIONS, LLC
FL RETAIL OPERATIONS LLC
FL SPECIALTY OPERATIONS LLC
FL EUROPE HOLDINGS, INC.
FL CANADA HOLDINGS, INC.
FOOT LOCKER ASIA, INC.
FL CORPORATE NY, LLC
FL RETAIL NY, LLC
FL SPECIALTY NY, LLC
FOOT LOCKER CARD SERVICES LLC
as to each of the foregoing

By:	/s/ John A. Maurer

Name:	John A. Maurer
Title:	Vice President and Treasurer

Signature Page to Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent and as Collateral Agent

By:	/s/ Christine Hutchinson

Name:	Christine Hutchinson
Title:	Director

Signature Page to Credit Agreement

BANK OF AMERICA, N.A., as L/C Issuer, as
Swing Line Lender and as a Lender

By:	/s/ Christine Hutchinson

Name:	Christine Hutchinson
Title:	Director

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a
Lender

By:	/s/ Bonnie J. David

Name:	Bonnie J. David

Title:	Senior Underwriter

Signature Page to Credit Agreement

WELLS FARGO CAPITAL FINANCE,
LLC, as Co-Syndication Agent

By:	/s/ Wai Yin Cheng

Name:	Wai Yin Cheng

Title:	Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Wai Yin Cheng

Name:	Wai Yin Cheng

Title:	Vice President

Signature Page to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as
Documentation Agent and as a Lender

By:	/s/ Lynn Gosselin

Name:	Lynn Gosselin
Title:	Vice President

Signature Page to Credit Agreement

CAPITAL ONE LEVERAGE FINANCE
CORPORATION, as a Lender

By:	/s/ Julianne Low

Name:	Julianne Low

Title:	Vice President

Signature Page to Credit Agreement

HSBC BANK USA, N.A. as a Lender

By:	/s/ Brian Gingue

Name:	Brian Gingue

Title:	Vice President

Signature Page to Credit Agreement

Schedule 1.01

Guarantors

Foot Locker Stores, Inc.
Robby’s Sporting Goods, Inc.
Team Edition Apparel, Inc.
Foot Locker Corporate Services, Inc.
Foot Locker Holdings, Inc.
Foot Locker Retail, Inc.
FL Retail Operations LLC
FL Specialty Operations LLC
Foot Locker Sourcing, Inc.
Foot Locker Specialty, Inc.
FL Europe Holdings, Inc.
Foot Locker Operations, LLC
FL Canada Holdings, Inc.
Foot Locker Asia, Inc.
FL Corporate NY, LLC
FL Retail NY, LLC
FL Specialty NY, LLC
Foot Locker Card Services LLC

Schedule 1.02

Immaterial Subsidiaries

Name	State or Other Jurisdiction of Incorporation

Foot Locker China, Inc.	Delaware
FLE Management B.V.	Netherlands
Foot Locker Europe.com B.V.	Netherlands
Foot Locker Japan, Inc.	Delaware
Foot Locker Retail New York, Inc.	Delaware
Foot Locker Specialty New York, Inc.	Delaware
Foot Locker (Thailand) Co., Ltd.	Thailand
Kids Mart, Inc.	Florida
Kids Mart, Inc.	Delaware
Little Folk Shop Inc.	Delaware
Randy River, Inc.	Delaware
Custom Cut, Inc.	Delaware
RX Place, Inc.	Delaware
Specialty Times, Inc.	Delaware
Venator Group Administration, Inc.	Delaware
AB Specialty, Inc.	Delaware
Barclay Park and Church Advertising Inc.	Delaware
Checklot Service Center, Inc.	Delaware
Frame Scene, Inc.	Delaware
Herald Square Stationers, Inc.	Delaware
Lamston 37-33/45 Seventy-Fourth Street Corp.	New York
Lamston 69-73/5 Grand Avenue Corp.	New York
Lamston 1279 Third Avenue Corp.	New York
Red Grille of Hawaii, Inc.	Delaware
Red Grille of Louisiana, Inc.	Delaware
Trade Center Realty, Inc.	Delaware
Woolco Fashionwear Corp.	Delaware
Woolco Inc.	Delaware
233 Broadway, Inc.	New York
340 Supply Co.	Pennsylvania
Venator Group Franchises LLC	Delaware
Rosedale Accessory Lady, Inc.	Minnesota
Accessory Lady, Inc.	Texas
Atlanta Southlake Accessory Lady, Inc.	Georgia
Beachwood Accessory Lady, Inc.	Ohio
Brea Accessory Lady, Inc.	California
Bridgewater Commons Accessory Lady, Inc.	New Jersey
Buckland Hills Accessory Lady, Inc.	Connecticut
Cherry Hill Accessory Lady, Inc.	New Jersey
Chesterfield Accessory Lady, Inc.	Virginia
Chicago Accessory Lady, Inc.	Illinois
Copley Place Accessory Lady, Inc.	Massachusetts

Name	State or Other Jurisdiction of Incorporation

Colonie Center Accessory Lady, Inc.	New York
Crabtree Mall Accessory Lady, Inc.	North Carolina
Dadeland Center Accessory Lady, Inc.	Florida
Delamo Accessory Lady, Inc.	California
Fashion Valley Accessory Lady, Inc.	California
Four Seasons Accessory Lady, Inc.	North Carolina
Fox Valley Accessory Lady, Inc.	Illinois
Garden State Accessory Lady, Inc.	New Jersey
The Gardens Accessory Lady, Inc.	Florida
Glendale Accessory Lady, Inc.	California
Grand Avenue Accessory Lady, Inc.	Wisconsin
Hanes Mall Accessory Lady, Inc.	North Carolina
Hawthorne Center (IL.) Accessory Lady, Inc.	Illinois
Lakeside Accessory Lady, Inc.	Louisiana
Mainplace Accessory Lady, Inc.	California
Mall Del Norte Accessory Lady, Inc.	Texas
McAllen Accessory Lady, Inc.	Texas
Penn Square Accessory Lady, Inc.	Oklahoma
Pentagon City Accessory Lady, Inc.	Virginia
Raceway Accessory Lady, Inc.	New Jersey
Randhurst Accessory Lady, Inc.	Illinois
Regency Square Accessory Lady, Inc.	Florida
Ridgedale Accessory Lady, Inc.	Minnesota
McLean Accessory Lady, Inc.	Virginia
Menlo Park Accessory Lady, Inc.	New Jersey
Montclair Accessory Lady, Inc.	California
Montgomery Accessory Lady, Inc.	Maryland
Northbrook Accessory Lady, Inc.	Illinois
North County Fair Accessory Lady, Inc.	California
Northridge Accessory Lady, Inc.	California
Oakbrook Center Accessory Lady, Inc.	Illinois
The Oaks Accessory Lady, Inc.	California
Orlando Accessory Lady, Inc.	Florida
Paradise Valley Accessory Lady, Inc.	Arizona
Palm Beach Mall Accessory Lady, Inc.	Florida
Paramus Park Accessory Lady, Inc.	New Jersey
The Parks Accessory Lady, Inc.	Texas
Riverside Hackensack Accessory Lady, Inc.	New Jersey
Roosevelt Field Accessory Lady, Inc.	New York
Scottsdale Accessory Lady, Inc.	Arizona
Southdale Accessory Lady, Inc.	Minnesota
St. Louis Galleria Accessory Lady, Inc.	Missouri
Stoneridge Accessory Lady, Inc.	California
Stonestown Accessory Lady, Inc.	California
Sunrise Boulevard (Fla.) Accessory Lady, Inc.	Florida
Sunvalley Accessory Lady, Inc.	California
Towson Accessory Lady, Inc.	Maryland
Tri-County Accessory Lady, Inc.	Ohio
Tysons Corner Accessory Lady, Inc.	Virginia

Name	State or Other Jurisdiction of Incorporation

Valley Fair Accessory Lady, Inc.	California
Willowbrook Accessory Lady, Inc.	New Jersey
Woodman Avenue Accessory Lady, Inc.	California
Armel, Inc.	Florida
Armel Acquisition, Inc.	Florida
Champs of Crossgates, Inc.	Florida
Champs of Holyoke, Inc.	Florida
Champs Sporting Goods of Esplanade, Inc.	Florida
Champs Sporting Goods, Inc.	Tennessee
Champs Sport Shops, Inc. of Maryville	Florida
Champs Sport Shops, Inc. of Cutler Ridge	Florida
Champs Sport Shops, Inc. of Broward	Florida
Champs Sport Shops of Daytona, Inc.	Florida
San Del of Jacksonville, Inc.	Florida
Champs Sport Shops, Inc. of 163rd Street	Florida
San Del, Inc. of Atlanta	Florida
Champs Four Seasons, Inc.	North Carolina
Joe Chichelo, Inc.	Florida
Champs Sport Shops, Inc.	Florida
Champs Sport Shops, Inc. of Aventura	Florida
Champs Sporting Goods of N.C., Inc.	North Carolina
Champs Sport Shops, Inc. of Miami International	Florida
Champs Sporting Goods, Inc.	Louisiana
Champs Sport Shops, Inc. of Omni	Florida
Champs Sport Shops, Inc. of Nashville	Florida
Champs Sport Shops, Inc. of Houston	Florida
Champs Sport Shops, Inc. of Fort Lauderdale	Florida
Sneakers Inc. of Greensboro	North Carolina
Sneakers Inc. of Knoxville	Tennessee
Sneakers Inc. of Daytona Beach	Florida
Champs of Maryland, Inc.	Florida
Champs of Virginia, Inc.	Florida
SneaKee Feet of Maryland, Inc.	Florida
SneaKee Feet of Montgomery Village, Inc.	Florida
SneaKee Feet of North Carolina, Inc.	Florida
Runner-Up of Orlando, Inc.	Florida
SneaKee Feet of Tampa, Inc.	Florida
SneaKee Feet, Inc.	Florida
Champs of Missouri, Inc.	Missouri
Champs Sport Shops of Maryland, Inc.	Maryland
Champs of Connecticut, Inc.	Connecticut
Champs Sport Shops of Massachusetts, Inc.	Massachusetts
Champs of Georgia, Inc.	Georgia
Champs of New Jersey, Inc.	New Jersey
Champs of Oklahoma, Inc.	Oklahoma
Champs of Tennessee, Inc.	Tennessee
SneaKee Feet of Washington Outlet Mall, Inc.	Florida
Foot Locker Atlantic City, LLC	Delaware
Menlo Trading Company	California

Name	State or Other Jurisdiction of Incorporation

Athletic Shoe Factory, Inc.	California
Janess Properties, Inc.	Delaware
Foot Locker Investments LLC	Delaware
Kinney Trading Corp.	New York
SFMB Specialty Corporation	California
Foot Locker Realty Corporation	New York
Foot Locker Pacific Holdings, Inc.	Delaware
Woolworth Holding S. de R.L. de C.V.	Mexico
Foot Locker de Mexico, S.A. de C.V.	Mexico
Distribuidora Foot Locker S.A. de C.V.	Mexico
3093459 Nova Scotia Limited	Nova Scotia
Foot Locker Europe CV LP, LLC	Delaware
FLE CV GP, LLC	Delaware
Venator Group Sourcing Taiwan LLC	Delaware
FL Corporate NY LLC	New York
Foot Locker Germany Management GmbH	Germany
Foot Locker (Shoes) Ltd.	Ireland
Foot Locker Istanbul Sports Wear Industry and Commerce LLP	Turkey
Foot Locker Dominican Republic, LLC	Delaware
Foot Locker Germany Administration GmbH	Germany
FL ETVE LLC	Delaware

Schedule 2.01

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$40,000,000.00	20.0000%
JPMorgan Chase Bank, N.A.	$40,000,000.00	20.0000%
Wells Fargo Bank, National Association	$37,500,000.00	18.7500%
U.S. Bank National Association	$35,000,000.00	17.5000%
HSBC Bank USA, N.A.	$25,000,000.00	12.5000%
Capital One Leverage Finance Corp.	$22,500,000.00	11.2500%

TOTAL	$200,000,000.00	100.0000%

Schedule 4.01

Security Documents and other Loan Documents

Security Documents

1)	Amended and Restated Security Agreement by and among the Collateral Agent and the Loan Parties (as Pledgors thereunder), together with all schedules and exhibits annexed thereto

Other Loan Documents

1)	Due Diligence Certificate (as defined in the Amended and Restated Security Agreement), together with all schedules annexed thereto

2)	That certain Post-Closing Letter by and among the Administrative Agent and the Loan Parties, together with all exhibits annexed thereto

3)	Confirmation, Ratification and Amendment of Ancillary Loan Documents, by and among the Loan Parties, the Administrative Agent and the Collateral Agent.

Schedule 5.01

Loan Parties Organizational Information

Name	Type of Organization	Jurisdiction of Organization/ Formation	Organizational Identification Number	Federal Taxpayer Identification Number

Foot Locker, Inc.	corporation	New York	not issued	13-3513936

Foot Locker Stores, Inc.	corporation	Delaware	2203435	13-3533483

Robby’s Sporting Goods, Inc.	corporation	Florida	492970	59-1641036

Team Edition Apparel, Inc.	corporation	Florida	324141	59-1202727

Foot Locker Corporate Services, Inc.	corporation	Delaware	0861249	22-2223346

Foot Locker Holdings, Inc.	corporation	New York	not issued	13-2630755

Foot Locker Retail, Inc.	corporation	New York	not issued	13-1988404

FL Retail Operations LLC	limited liability company	New York	not issued	20-0991785

FL Specialty Operations LLC	limited liability company	New York	not issued	20-0991731

Foot Locker Sourcing, Inc.	corporation	Delaware	0837376	13-2936366

Foot Locker Specialty, Inc.	corporation	New York	not issued	13-5493340

FL Europe Holdings, Inc.	corporation	Delaware	3587453	57-1161169

Foot Locker Operations, LLC	limited liability company	Delaware	3365517	81-0584311

FL Canada Holdings, Inc.	corporation	Delaware	3469381	16-1625677

Name	Type of Organization	Jurisdiction of Organization/ Formation	Organizational Identification Number	Federal Taxpayer Identification Number

Foot Locker Asia, Inc.	corporation	Delaware	2354272	13-3741700

FL Corporate NY, LLC	limited liability company	Delaware	3702777	20-0214890

FL Retail NY, LLC	limited liability company	Delaware	3702776	20-0214844

FL Specialty NY, LLC	limited liability company	Delaware	3702775	20-0214872

Foot Locker Card Services LLC	limited liability company	Virginia	S131151-5	20-2247388

Schedule 5.05

Material Indebtedness

BONDS

Bonds Outstanding	Custodian Bank	Pay	Maturity

119,597,000	Bank of New York	8.50%	1/15/2022

Schedule 5.06

Litigation

None.

Schedule 5.09

Litigation
None.

SCHEDULE 5.13

Subsidiaries

Name [1]	Jurisdiction of Incorporation

Foot Locker, Inc.	New York
Footlocker.com, Inc.	Delaware
Eastbay, Inc.	Wisconsin
FL Corporate NY, LLC	Delaware
Foot Locker Australia, Inc.	Delaware
Foot Locker New Zealand, Inc.	Delaware
The Richman Brothers Company	Ohio
Custom Cut, Inc.	Delaware
RX Place, Inc.	Delaware
Specialty Times, Inc.	Delaware
Team Edition Apparel, Inc.	Florida
Venator Group Administration, Inc.	Delaware
Foot Locker Germany Holdings GmbH	Germany
Foot Locker Germany GmbH & Co. KG	Germany
Foot Locker Germany Management GmbH	Germany
Foot Locker Germany Administration GmbH	Germany
Foot Locker Holdings, Inc.	New York
Retail Company of Germany, Inc.	Delaware
Foot Locker Canada Holdings LP 2 3	Canada
FL Canada Holdings ULC	Canada
Foot Locker Canada Co.	Canada
3093459 Nova Scotia Limited	Canada
FL Canada Holdings, Inc.	Delaware
Foot Locker Pacific Holdings, Inc.	Delaware
Woolworth Holding S. de R.L. de C.V. [4]	Mexico
Foot Locker de Mexico, S.A. de C.V. [5]	Mexico
Distribuidora Foot Locker S.A. de C.V. [6]	Mexico
Foot Locker Sourcing, Inc.	Delaware
Venator Group Sourcing Taiwan LLC	Delaware

1 The name of each subsidiary company is indented under the name of its parent company and, unless noted in a footnote, each such subsidiary is 100% owned by its parent. All subsidiaries wholly owned, directly or indirectly, by Foot Locker, Inc. are consolidated for accounting and financial reporting purposes.

2 General Partner is Foot Locker Holdings, Inc.; Limited Partner is FL Canada Holdings, Inc.

3 Owner of 17 shares of FL Finance Europe (US) Limited.

4 Liquidation and dissolution pending.

5 Liquidation and dissolution pending.

6 Liquidation and dissolution pending.

[Foot Locker, Inc. — (Cont.)]
FLE CV Management, Inc.	Delaware
Foot Locker ETVE, Inc.	Delaware
Foot Locker Spain C.V.	Netherlands[7]
FL ETVE LLC	Delaware
Foot Locker Europe Holdings, S.L.	Spain
FLE CV GP, LLC	Delaware
Foot Locker Europe CV LP, LLC	Delaware
FLE C.V. [8]	Netherlands
FL Finance (Europe) Limited	Ireland
Foot Locker Retail Ireland Limited	Ireland
Foot Locker (Shoes) Ltd.	Ireland
FL Finance Europe (US) Limited	Ireland
FLE Franchising Limited	Ireland
FLE Holdings BV	Netherlands
FLE Logistics B.V.	Netherlands
Foot Locker Europe B.V.	Netherlands
Foot Locker Denmark B.V.	Netherlands
Foot Locker Poland Spólka z ograniczonq odpowiedzialnościq [9]	Poland
Foot Locker Greece Athletic Goods Ltd.	Greece
FL France Holdings S.A.S.	France
Foot Locker France S.A.S.	France
Foot Locker Austria GmbH	Austria
Foot Locker Belgium B.V.B.A.	Belgium
Foot Locker Czech Republic s.r.o.	Czech Republic
Foot Locker Denmark ApS	Denmark
Foot Locker - Artigos Desportivos e de Tempos Livres Lda.	Portugal
Foot Locker Europe.com B.V.	Netherlands
Foot Locker Scandinavia B.V.	Netherlands
Foot Locker Suisse SA	Switzerland
Foot Locker Hungary Kft	Hungary
FLE Management B.V.	Netherlands
Foot Locker Istanbul Sport Giyim Sanayi ve Ticaret LS	Turkey
Foot Locker U.K. Limited	U.K.
Freedom Sportsline Limited	U.K.
Foot Locker Italy S.r.l.	Italy
Foot Locker Netherlands B.V.	Netherlands
Foot Locker Sweden AB	Sweden
Foot Locker Spain S.L.	Spain

7 Dutch limited partnership. General partner is Foot Locker ETVE, Inc. (99.9%); limited partner is FL ETVE LLC (0.10%).

8 Dutch limited partnership. General partners are Foot Locker Europe Holdings SL (99.506%) and FLE CV GP, LLC (0.247%). Limited partner is Foot Locker Europe CV LP, LLC (0.247%).

9 Foot Locker Netherlands B.V. is also a member of this limited liability company.

[Foot Locker, Inc. — (Cont.)]
Foot Locker Specialty, Inc.	New York
CCS Direct LLC	Wisconsin
AB Specialty, Inc.	Delaware
Barclay Park and Church Advertising Inc.	Delaware
Checklot Service Center, Inc.	Delaware
Foot Locker Operations LLC	Delaware
FL Specialty NY, LLC	Delaware
FL Specialty Operations LLC	New York
Foot Locker Specialty New York, Inc.	Delaware
Frame Scene, Inc.	Delaware
Herald Square Stationers, Inc.	Delaware
Lamston 37-33/45 Seventy-Fourth Street Corp.	New York
Lamston 69-73/5 Grand Avenue Corp.	New York
Lamston 1279 Third Avenue Corp.	New York
Red Grille of Hawaii, Inc.	Delaware
Red Grille of Louisiana, Inc.	Delaware
Trade Center Realty, Inc.	Delaware
Woolco Fashionwear Corp.	Delaware
Woolco Inc.	Delaware
233 Broadway, Inc.	New York
340 Supply Co.	Pennsylvania
Venator Group Franchises LLC	Delaware
Rosedale Accessory Lady, Inc.	Minnesota
Accessory Lady, Inc.	Texas
Atlanta Southlake Accessory Lady, Inc.	Georgia
Beachwood Accessory Lady, Inc.	Ohio
Brea Accessory Lady, Inc.	California
Bridgewater Commons Accessory Lady, Inc.	New Jersey
Buckland Hills Accessory Lady, Inc.	Connecticut
Cherry Hill Accessory Lady, Inc.	New Jersey
Chesterfield Accessory Lady, Inc.	Virginia
Chicago Accessory Lady, Inc.	Illinois
Copley Place Accessory Lady, Inc.	Massachusetts
Colonie Center Accessory Lady, Inc.	New York
Crabtree Mall Accessory Lady, Inc.	North Carolina
Dadeland Center Accessory Lady, Inc.	Florida
Delamo Accessory Lady, Inc.	California
Fashion Valley Accessory Lady, Inc.	California
Four Seasons Accessory Lady, Inc.	North Carolina
Fox Valley Accessory Lady, Inc.	Illinois
Garden State Accessory Lady, Inc.	New Jersey
The Gardens Accessory Lady, Inc.	Florida
Glendale Accessory Lady, Inc.	California

[Foot Locker, Inc. — (Cont.)]
[Foot Locker Specialty, Inc. — (Cont.)]
[Rosedale Accessory Lady, Inc. — (Cont.)]
Grand Avenue Accessory Lady, Inc.	Wisconsin
Hanes Mall Accessory Lady, Inc.	North Carolina
Hawthorne Center (IL.) Accessory Lady, Inc.	Illinois
Lakeside Accessory Lady, Inc.	Louisiana
Mainplace Accessory Lady, Inc.	California
Mall Del Norte Accessory Lady, Inc.	Texas
McAllen Accessory Lady, Inc.	Texas
Penn Square Accessory Lady, Inc.	Oklahoma
Pentagon City Accessory Lady, Inc.	Virginia
Raceway Accessory Lady, Inc.	New Jersey
Randhurst Accessory Lady, Inc.	Illinois
Regency Square Accessory Lady, Inc.	Florida
Ridgedale Accessory Lady, Inc.	Minnesota
McLean Accessory Lady, Inc.	Virginia
Menlo Park Accessory Lady, Inc.	New Jersey
Montclair Accessory Lady, Inc.	California
Montgomery Accessory Lady, Inc.	Maryland
Northbrook Accessory Lady, Inc.	Illinois
North County Fair Accessory Lady, Inc.	California
Northridge Accessory Lady, Inc.	California
Oakbrook Center Accessory Lady, Inc.	Illinois
The Oaks Accessory Lady, Inc.	California
Orlando Accessory Lady, Inc.	Florida
Paradise Valley Accessory Lady, Inc.	Arizona
Palm Beach Mall Accessory Lady, Inc.	Florida
Paramus Park Accessory Lady, Inc.	New Jersey
The Parks Accessory Lady, Inc.	Texas
Riverside Hackensack Accessory Lady, Inc.	New Jersey
Roosevelt Field Accessory Lady, Inc.	New York
Scottsdale Accessory Lady, Inc.	Arizona
Southdale Accessory Lady, Inc.	Minnesota
St. Louis Galleria Accessory Lady, Inc.	Missouri
Stoneridge Accessory Lady, Inc.	California
Stonestown Accessory Lady, Inc.	California
Sunrise Boulevard (Fla.) Accessory Lady, Inc.	Florida
Sunvalley Accessory Lady, Inc.	California
Towson Accessory Lady, Inc.	Maryland
Tri-County Accessory Lady, Inc.	Ohio
Tysons Corner Accessory Lady, Inc.	Virginia
Valley Fair Accessory Lady, Inc.	California

[Foot Locker, Inc. — (Cont.)]
[Foot Locker Specialty, Inc. — (Cont.)]
[Rosedale Accessory Lady, Inc. — (Cont.)]
Willowbrook Accessory Lady, Inc.	New Jersey
Woodman Avenue Accessory Lady, Inc.	California
Foot Locker Retail, Inc.	New York
Armel, Inc.	Florida
Armel Acquisition, Inc.	Florida
Champs of Crossgates, Inc.	Florida
Champs of Holyoke, Inc.	Florida
Champs Sporting Goods of Esplanade, Inc.	Florida
Champs Sporting Goods, Inc.	Tennessee
Champs Sport Shops, Inc. of Maryville	Florida
Champs Sport Shops, Inc. of Cutler Ridge	Florida
Champs Sport Shops, Inc. of Broward	Florida
Champs Sport Shops of Daytona, Inc.	Florida
San Del of Jacksonville, Inc.	Florida
Champs Sport Shops, Inc. of 163rd Street	Florida
San Del, Inc. of Atlanta	Florida
Champs Four Seasons, Inc.	North Carolina
Joe Chichelo, Inc.	Florida
Champs Sport Shops, Inc.	Florida
Champs Sport Shops, Inc. of Aventura	Florida
Champs Sporting Goods of N.C., Inc.	North Carolina
Champs Sport Shops, Inc. of Miami International	Florida
Champs Sporting Goods, Inc.	Louisiana
Champs Sport Shops, Inc. of Omni	Florida
Champs Sport Shops, Inc. of Nashville	Florida
Champs Sport Shops, Inc. of Houston	Florida
Champs Sport Shops, Inc. of Fort Lauderdale	Florida
Sneakers Inc. of Greensboro	North Carolina
Sneakers Inc. of Knoxville	Tennessee
Sneakers Inc. of Daytona Beach	Florida
Champs of Maryland, Inc.	Florida
Champs of Virginia, Inc.	Florida
SneaKee Feet of Maryland, Inc.	Florida
SneaKee Feet of Montgomery Village, Inc.	Florida
SneaKee Feet of North Carolina, Inc.	Florida
Runner-Up of Orlando, Inc.	Florida
SneaKee Feet of Tampa, Inc.	Florida
SneaKee Feet, Inc.	Florida
Champs of Missouri, Inc.	Missouri
Champs Sport Shops of Maryland, Inc.	Maryland

[Foot Locker, Inc. — (Cont.)]
[Foot Locker Retail, Inc. — (Cont.)]
[Armel, Inc. — (Cont.)]
Champs of Connecticut, Inc.	Connecticut
Champs Sport Shops of Massachusetts, Inc.	Massachusetts
Champs of Georgia, Inc.	Georgia
Champs of New Jersey, Inc.	New Jersey
Champs of Oklahoma, Inc.	Oklahoma
Champs of Tennessee, Inc.	Tennessee
SneaKee Feet of Washington Outlet Mall, Inc.	Florida
FL Retail Operations LLC	New York
Foot Locker Card Services LLC	Virginia
Foot Locker Retail New York, Inc.	Delaware
FL Europe Holdings, Inc.	Delaware
FL Retail NY, LLC	Delaware
Foot Locker Atlantic City, LLC	Delaware
Menlo Trading Company	California
Athletic Shoe Factory, Inc.	California
Foot Locker Stores, Inc.	Delaware
Janess Properties, Inc.	Delaware
Foot Locker Investments LLC	Delaware
Foot Locker Corporate Services, Inc.	Delaware
Kinney Trading Corp.	New York
Robby’s Sporting Goods, Inc.	Florida
SFMB Specialty Corporation	California
Foot Locker Realty, Inc.	New York
Foot Locker Dominican Republic, LLC	Delaware
Foot Locker Asia, Inc.	Delaware
Foot Locker (Thailand) Co., Ltd.	Thailand
Foot Locker China, Inc.	Delaware
Foot Locker Japan, Inc.	Delaware
Kids Mart, Inc.[10]	Florida
Kids Mart, Inc.	Delaware
Little Folk Shop Inc.	Delaware
Randy River, Inc.	Delaware

10 1 million shares of Series A Convertible Preferred Stock, par value $.001 per share, pursuant to a Stock Acquisition Agreement dated May 30, 1996.

Schedule 5.17

Intellectual Property Matters

NONE

Schedule 5.18

Collective Bargaining Agreements

Collective Bargaining Agreement, dated June 1, 1998 through May 31, 2001, by and between Woolworths-211 South State Street and International Union of Operating Engineers, Local 399, and related Memorandum of Agreement, dated as of June 1, 2011, by and between Foot Locker Specialty, Inc. and International Union of Operating Engineers, Local 399, applying to engineers employed by Foot Locker Specialty, Inc., located at 211 State Street, Chicago, IL, effective through May 31, 2014.

Schedule 6.02

Financial and Collateral Reporting

		DATE	(X)

Quarterly (due on fifteenth day of each Fiscal Quarter)[11]
•	Borrowing Base Certificate (BBC) with the following backup:

Borrowing Base backup to be received w/ BBC:
•	Inventory Roll forward (Departmental Operating Statement – DOS)

•	Shrink (AFAD and Champs Combining Forms)

•	Consignment Summary (DOS and Gross Margin System)

•	Summary of RTV Inventory by Location (General Ledger Query)

•	Eligible Credit Card Receivables (AFAD and Champs Combining Forms)

•	Rent Reserve (Accounts Payable)

•	Gift Card Liability Analysis (Balance Sheet & First Data Report)

•	Layaway Activity Report (Accounts Receivable Sub ledger)

Monthly (within 30 days after fiscal month end if requested by Agent):
•	Monthly Financial Statements (Consolidated statements of income or operations and cash flows)

•	Officer’s Compliance Certificate

•	Adjusted Availability

Quarterly (within 45 days after the end of first three fiscal quarters):
•	Form 10-Q

•	Officer’s Compliance Certificate

Annually (within 90 days after year end):
•	Audited Annual Financial Statements (Form 10-K)

•	Officer’s Compliance Certificate (with MD&A)

Annually (within 45 days after year end):
•	Upcoming Fiscal Year Budget and Projections
(Quarterly I/S, B/S, CF, Availability model)

Mailed to:	William P. Keenan
100 Federal Street
MA5-100-09-09
Boston, MA 02110
Tel: (617) 434-2490
Fax: (617) 434-4131

11 Such materials to be delivered (i) on the fifteenth day of each Fiscal Month if a Monthly Accelerated Borrowing Base Delivery Event shall have occurred and be continuing, or (ii) on the Wednesday of each week if a Weekly Accelerated Borrowing Base Delivery Event shall have occurred and be continuing.

Schedule 7.01

Existing Liens

NONE

Schedule 7.02

Existing Investments12

Issuer	Amount	Start Date	Maturity Date

HSBC Bank USA (Savings Account)	$44,839,420	1/20/2012	1/23/2012
Capital One Bank (Money Market Deposit)	$75,000,000	1/20/2012	1/23/2012
JPMorgan Chase (Money Market Deposit)	$103,436,000	1/20/2012	1/23/2012
TD Bank (Commercial High-Rate Money Market)	$50,000,000	1/20/2012	1/23/2012
U.S. Bancorp (Open Time Deposit)	$36,091,518	1/20/2012	1/23/2012
Summary U.S. Statistics	$309,366,938

Issuer	Amount	Start Date	Maturity Date

Auction Rate Security (Floating Rate Non-Cumulative Preferred Stock, Series 5)	7,000,000	11/22/2011	2/22/2012

Issuer		Face Value

Northern Note		$10,000,000

12 Investments as of January 20, 2012

Schedule 7.03

Existing Indebtedness

Bonds

Bonds Outstanding	Custodian Bank	Coupon	Maturity

$119,597,000	Bank of New York Mellon	8.50%	1/15/2022

See attached.

Schedule 7.03

Existing Indebtedness (continued)

FX Deals Outstanding

Contract Number	Trade Date	Settle Date	Company	Transaction Type			Buy/ Sell	Amount	Spot Rate	Fwd Pts.	All-In Rate		Buy/ Sell	Amount	FX Dealer

110628	11-Jul-11	15-Feb-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	2,000,000.00	0.880000	-0.0029	0.877100	GBP	S	1,754,200.00	BoA
110805	11-Aug-11	15-Feb-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	1,600,000.00	0.875000	0.0001	0.875100	GBP	S	1,400,160.00	BoA
110629	11-Jul-11	15-Mar-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	2,000,000.00	0.880000	-0.0033	0.876700	GBP	S	1,753,400.00	BoA
110806	11-Aug-11	15-Mar-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	700,000.00	0.875000	0.00015	0.875150	GBP	S	612,605.00	BoA
110808	12-Aug-11	15-Mar-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	2,700,000.00	0.875000	-0.0001	0.874900	GBP	S	2,362,230.00	BoA
110630	11-Jul-11	17-Apr-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	1,000,000.00	0.880000	-0.0036	0.876400	GBP	S	876,400.00	BoA
110631	12-Jul-11	17-Apr-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	1,000,000.00	0.880000	-0.0035	0.876500	GBP	S	876,500.00	BoA
110809	12-Aug-11	17-Apr-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	1,600,000.00	0.875000	0	0.875000	GBP	S	1,400,000.00	BoA
110632	12-Jul-11	16-May-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	2,000,000.00	0.880000	-0.0037	0.876300	GBP	S	1,752,600.00	BoA
110810	12-Aug-11	16-May-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	2,000,000.00	0.875000	0	0.875000	GBP	S	1,750,000.00	BoA
110633	12-Jul-11	20-Jun-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	2,000,000.00	0.880000	-0.004	0.876000	GBP	S	1,752,000.00	BoA
110811	12-Aug-11	20-Jun-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	2,000,000.00	0.875000	0.0001	0.875100	GBP	S	1,750,200.00	BoA
110807	11-Aug-11	18-Jul-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	1,700,000.00	0.875000	0.0004	0.875400	GBP	S	1,488,180.00	BoA
110812	12-Aug-11	18-Jul-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	2,800,000.00	0.875000	0.0001	0.875100	GBP	S	2,450,280.00	BoA
111211	14-Dec-11	15-Aug-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	3,100,000.00	0.839280	0.00519	0.844470	GBP	S	2,617,857.00	BoA
110113	13-Jan-12	15-Aug-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	2,000,000.00	0.828450	0.0033	0.831750	GBP	S	1,663,500.00	Wells
110119	20-Jan-12	15-Aug-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	1,000,000.00	0.832300	0.003001	0.835301	GBP	S	835,301.00	HSBC
111212	14-Dec-11	12-Sep-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	2,500,000.00	0.839400	0.005671	0.845071	GBP	S	2,112,677.50	HSBC
110114	13-Jan-12	12-Sep-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	1,000,000.00	0.828050	0.003932	0.831982	GBP	S	831,982.00	HSBC
110120	20-Jan-12	12-Sep-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	1,000,000.00	0.832300	0.003541	0.835841	GBP	S	835,841.00	HSBC
110106	10-Jan-12	17-Oct-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	1,600,000.00	0.826110	0.004854	0.830964	GBP	S	1,329,542.40	BoA
110115	13-Jan-12	17-Oct-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	1,000,000.00	0.828200	0.0046	0.832800	GBP	S	832,800.00	US Bank
110107	10-Jan-12	14-Nov-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	2,500,000.00	0.826100	0.0054	0.831500	GBP	S	2,078,750.00	US Bank
110116	13-Jan-12	14-Nov-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	1,000,000.00	0.827950	0.00539	0.833340	GBP	S	833,340.00	HSBC
110108	10-Jan-12	19-Dec-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	3,300,000.00	0.826100	0.0061	0.832200	GBP	S	2,746,260.00	Wells
110117	13-Jan-12	19-Dec-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	1,000,000.00	0.828200	0.0059	0.834100	GBP	S	834,100.00	US Bank
110118	19-Jan-12	19-Dec-12	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	2,000,000.00	0.837700	0.0053	0.843000	GBP	S	1,686,000.00	US Bank
110109	10-Jan-12	16-Jan-13	Foot Locker UK	12 BP/EUR Merch Hedge	FWD	EUR	B	1,200,000.00	0.826100	0.0067	0.832800	GBP	S	999,360.00	Wells

110110	12-Jan-12	15-Feb-12	Foot Locker Europe	2012 USD/EUR Merch Hedge	FWD	USD	B	1,000,000.00	1.281400	0.000069	1.281469	EUR	S	780,354.42	HSBC
110111	12-Jan-12	15-Mar-12	Foot Locker Europe	2012 USD/EUR Merch Hedge	FWD	USD	B	1,000,000.00	1.283100	0.000202	1.283302	EUR	S	779,239.80	HSBC

111210	13-Dec-11	13-Jun-12	FL Finance (Europe) Ltd.	Loan Repayment from FL UK	FWD	GBP	S	7,400,000.00	0.842600	0.0038	0.846400	EUR	B	8,742,911.15	US Bank

110121	20-Jan-12	24-Jan-12	Foot Locker Europe	TPA Adjustment	SPOT	EUR	S	5,372,510.00	0.830580		0.830580	GBP	B	4,462,299.36	BoA

111208	13-Dec-11	13-Jun-12	FL Finance (Europe) Ltd.	Loan Repayment from FL UK	FWD	GBP	S	5,500,000.00	0.844600	0.003359	0.847959	EUR	B	6,486,162.66	BoA
110122	20-Jan-12	25-Jan-12	FL Finance (Europe) Ltd.	Loan Repayment from FL UK	FWD	GBP	S	5,500,000.00	0.830700	0.000013	0.830713	EUR	B	6,620,818.50	BoA
110123	20-Jan-12	13-Jun-12	FL Finance (Europe) Ltd.	Loan Repayment from FL UK - Close Out	FWD	GBP	B	5,500,000.00	0.830700	0.001652	0.832352	EUR	S	6,607,781.32	BoA

111104	11-Nov-11	15-Feb-12	FL Canada Holdings, Inc.	Q4 Royalty	FWD	CAD	S	700,000.00	1.015900	0.002038	1.017938	USD	B	687,664.67	Wells
111202	09-Dec-11	15-Feb-12	FL Canada Holdings, Inc.	Q4 Royalty	FWD	CAD	S	1,250,000.00	1.019620	0.001621	1.021241	USD	B	1,224,000.99	BoA
110105	10-Jan-12	15-Feb-12	FL Canada Holdings, Inc.	Q4 Royalty	FWD	CAD	S	650,000.00	1.016600	0.000797	1.017397	USD	B	638,885.31	HSBC

111021	27-Oct-11	25-Jan-12	Foot Locker, Inc.	2011 Earnings Translation - Q4	OPT-PUT	EUR	PUT	30,000,000.00	1.375000		1.375000	USD	S	41,250,000.00	JPMC

Fuel Hedge

2012 Forward Contracts

Fiscal Month	Amount Hedged	Contract Start Date	Contract End Date	Trade Price	Notional Value

January
Goldman	80,000	1/1/12	1/31/12	$4.0420	$323,360
Barclays	95,000	1/1/12	1/31/12	$3.7550	$356,725
February
Goldman	75,000	2/1/12	2/29/12	$4.0420	$303,150
Barclays	75,000	2/1/12	2/29/12	$3.7550	$281,625
March
Goldman	70,000	3/1/12	3/31/12	$4.0420	$282,940
Barclays	55,000	3/1/12	3/31/12	$3.7550	$206,525
April
Goldman	70,000	4/1/12	4/30/12	$4.0420	$282,940
Barclays	65,000	4/1/12	4/30/12	$3.7550	$244,075
May
Goldman	85,000	5/1/12	5/31/12	$4.0420	$343,570
Barclays	90,000	5/1/12	5/31/12	$3.7550	$337,950
June
Barclays	84,000	6/1/12	6/30/12	$3.8570	$323,988
Goldman	84,000	6/1/12	6/30/12	$3.7400	$314,160
July
Barclays	84,000	7/1/12	7/31/12	$3.8570	$323,988
Goldman	84,000	7/1/12	7/31/12	$3.7400	$314,160
August
Barclays	84,000	8/1/12	8/31/12	$3.8570	$323,988
Goldman	84,000	8/1/12	8/31/12	$3.7400	$314,160
September
Barclays	84,000	9/1/12	9/30/12	$3.8570	$323,988
Goldman	84,000	9/1/12	9/30/12	$3.7400	$314,160
October
Barclays	84,000	10/1/12	10/31/12	$3.8570	$323,988
Goldman	84,000	10/1/12	10/31/12	$3.7400	$314,160
November
Barclays	84,000	11/1/12	11/30/12	$3.8570	$323,988
Goldman	84,000	11/1/12	11/30/12	$3.7400	$314,160

2012 Forward Contract Total	1,768,000				$6,791,748

Schedule 10.02

Administrative Agent’s Office; Certain Addresses for Notices

Party	Address	Fax Number	Email Address	Telephone Number

Borrower: Foot Locker, Inc. Website: http://www.footlocker-inc.com/	112 West 34th Street New York, NY 10120 with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Attn: Thomas Gowan, Esq.	(212) 720-4391	jmaurer@footlocker.com thomas.gowan@skadden.com	(212) 720-4092 (212) 735-3000

Guarantors	112 West 34th Street New York, NY 10120 with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Attn: Thomas Gowan, Esq.	(212) 720-4391	jmaurer@footlocker.com thomas.gowan@skadden.com	(212) 720-4092 (212) 735-3000

Administrative Agent, Collateral Agent, Swing Line Lender, L/C Issuer

Bank of America, N.A.
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attn: Christine Hutchinson

with a copy to:

Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention: David S. Berman, Esq.

		(617) 434-4339 (617) 692-3550	christine.hutchinson@baml.com dberman@riemerlaw.com	(617) 434-2385 (617) 523-9000

EXHIBIT A

Form of Committed Loan Notice

COMMITTED LOAN NOTICE

Date: ____________, ______

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

          Reference is made to that certain Amended and Restated Credit Agreement, dated as of January 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, FOOT LOCKER, INC., a New York corporation (the “Borrower”), the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

          The Borrower hereby requests a Committed Borrowing1:

          1. On ____________________________________ (a Business Day)2

          2. In the amount of $_____________________3

          3. Comprised of ____________________________ (Type of Committed Loan)4

          4. For LIBOR Rate Loans: with an Interest Period of ____ months5

          1 A Committed Borrowing must be a borrowing, conversion or continuation consisting of Committed Loans on a single date of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01 of the Credit Agreement.

          2 Each notice of a Committed Borrowing must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of LIBOR Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.

          3 Each Borrowing of LIBOR Rate Loans must be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

          4 Committed Loans may be either Base Rate Loans or LIBOR Rate Loans. If the Type of Committed Loan is not specified, then the applicable Committed Loans will be made as Base Rate Loans.

          5 The Borrower may request a Committed Borrowing of LIBOR Rate Loans with an Interest Period of one, two, three or six months or, if available to all of the Lenders, nine or twelve months, as requested by the Borrower, and as further provided in the Credit Agreement. If no election of Interest Period is specified, then the Borrower will be deemed to have specified an Interest Period of one month.

          The Borrower hereby represents and warrants that (a) the Committed Borrowing requested herein complies with the provisions of Section 2.02 of the Credit Agreement and (b) the conditions specified in Sections 4.02(a) and 4.02(b) of the Credit Agreement have been satisfied on and as of the date of the applicable Committed Borrowing.

FOOT LOCKER, INC., as Borrower

By:

Name:

Title:

EXHIBIT B

Form of Swing Line Loan Notice

SWING LINE LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Swing Line Lender Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

          Reference is made to that certain Amended and Restated Credit Agreement, dated as of January 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, FOOT LOCKER, INC., a New York corporation (the “Borrower”), the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

          The Borrower hereby requests a Swing Line Borrowing:

          1. On ____________________________________ (a Business Day)1

          2. In the amount of $______________________2

          The Borrower hereby represents and warrants that the Swing Line Borrowing requested herein complies with the provisions of Section 2.04 of the Credit Agreement.

FOOT LOCKER, INC., as Borrower

By:

Name:

Title:

          1 Each notice of a Swing Line Borrowing must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested date of any Swing Line Borrowing.

          2 Each Swing Line Borrowing shall be in a minimum amount of $100,000.00.

EXHIBIT C-1

Form of Revolving Note

REVOLVING NOTE

$________________	____________, 2012

          FOR VALUE RECEIVED, FOOT LOCKER, INC. (the “Borrower”) promises to pay to the order of _________________________________ (hereinafter, with any subsequent holders, the “Lender”), c/o Bank of America, N.A., 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, the principal sum of _____________________________ DOLLARS ($_____________), or, if less, the aggregate unpaid principal balance of Loans made by the Lender to or for the account of the Borrower pursuant to the Amended and Restated Credit Agreement dated as of January 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) the Borrower, (ii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iii) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), (iv) Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Lenders, (v) Bank of America, N.A., as collateral agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, individually, an “Agent”, and collectively, the “Agents”) for its own benefit and the benefit of the other Credit Parties, and (vi) Bank of America, N.A., as Swing Line Lender and L/C Issuer, with interest at the rate and payable in the manner stated therein.

          This “Revolving Note” is a “Note” to which reference is made in the Credit Agreement (including, without limitation, clause (a) of the definition of “Note” set forth in Section 1.01 thereof) and is subject to all terms and provisions thereof. The principal of, and interest on, this Revolving Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          The Administrative Agent’s books and records concerning the Loans, the accrual of interest thereon, and the repayment of such Loans, shall be prima facie evidence of the indebtedness to the Lender hereunder.

          No delay or omission by any Agent or the Lender in exercising or enforcing any of such Agent’s or the Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

          The Borrower, and each endorser and guarantor of this Revolving Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. The Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Revolving Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrower or any other Person obligated on account of this Revolving Note.

          This Revolving Note shall be binding upon the Borrower, and each endorser and guarantor hereof, and upon their respective successors and assigns, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

          The liabilities of the Borrower, and of any endorser or guarantor of this Revolving Note, are joint and several, provided, however, the release by any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Revolving Note. Each reference in this Revolving Note to the Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.

          THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

          THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS REVOLVING NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS REVOLVING NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS REVOLVING NOTE OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

          THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR

PROCEEDING ARISING OUT OF OR RELATING TO THIS REVOLVING NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          The Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Lender, in the establishment and maintenance of their respective relationship with the Borrower contemplated by this Revolving Note, are each relying thereon. THE BORROWER AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REVOLVING NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER INITIATED BY OR AGAINST ANY SUCH PERSON OR IN WHICH ANY SUCH PERSON IS JOINED AS A PARTY LITIGANT). THE BORROWER AND THE LENDER, BY ITS ACCEPTANCE HEREOF, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS REVOLVING NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be duly executed as of the date set forth above.

BORROWER:

FOOT LOCKER, INC.

By:

Name:	John A. Maurer
Title:	Vice President, Treasurer and Investor Relations

EXHIBIT C-2

Form of Swing Line Note

SWING LINE NOTE

$________________	____________, 2012

          FOR VALUE RECEIVED, FOOT LOCKER, INC. (the “Borrower”) promises to pay to the order of BANK OF AMERICA, N.A. (hereinafter, with any subsequent holders, the “Swing Line Lender”), c/o Bank of America, N.A., 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, the principal sum of _____________________________ DOLLARS ($_____________), or, if less, the aggregate unpaid principal balance of Swing Line Loans made by the Swing Line Lender to or for the account of any Borrower pursuant to the Amended and Restated Credit Agreement dated as of January 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) the Borrower, (ii) the Guarantors from time to time party thereto (individually, a “Guarantor” and, collectively, the “Guarantors”), (iii) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), (iv) Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Lenders, (v) Bank of America, N.A., as collateral agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, individually, an “Agent”, and collectively, the “Agents”) for its own benefit and the benefit of the other Credit Parties, and (vi) the Swing Line Lender, with interest at the rate and payable in the manner stated therein.

          This is a “Swing Line Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Swing Line Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          The Administrative Agent’s books and records concerning the Swing Line Loans, the accrual of interest thereon, and the repayment of such Swing Line Loans, shall be prima facie evidence of the indebtedness to the Swing Line Lender hereunder.

          No delay or omission by any Agent or the Swing Line Lender in exercising or enforcing any of such Agent’s or the Swing Line Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

          The Borrower, and each endorser and guarantor of this Swing Line Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. The Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Swing Line Lender with respect to this Swing Line Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of the Borrower or any other Person obligated on account of this Swing Line Note.

          This Swing Line Note shall be binding upon the Borrower, and each endorser and guarantor hereof, and upon their respective successors and assigns, and shall inure to the benefit of the Swing Line Lender and its successors, endorsees, and assigns.

          The liabilities of the Borrower, and of any endorser or guarantor of this Swing Line Note, are joint and several, provided, however, the release by any Agent or the Swing Line Lender of any one or more such Persons shall not release any other Person obligated on account of this Swing Line Note. Each reference in this Swing Line Note to the Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.

          THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

          THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SWING LINE NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE SWING LINE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

          THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT

MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          The Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Swing Line Lender, in the establishment and maintenance of their respective relationship with the Borrower contemplated by this Swing Line Note, are each relying thereon. THE BORROWER AND THE SWING LINE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER INITIATED BY OR AGAINST ANY SUCH PERSON OR IN WHICH ANY SUCH PERSON IS JOINED AS A PARTY LITIGANT). THE BORROWER AND THE SWING LINE LENDER, BY ITS ACCEPTANCE HEREOF, (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS SWING LINE NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Borrower has caused this Swing Line Note to be duly executed as of the date set forth above.

BORROWER:

FOOT LOCKER, INC.

By:

Name:

Title:

EXHIBIT D

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Date of Certificate: ______________

          To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

          Reference is made to that certain Amended and Restated Credit Agreement, dated as of January 27, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by, among others, (i) Foot Locker, Inc., a New York corporation (the “Borrower”), (ii) the Guarantors party thereto, (iii) the Lenders party thereto (individually, a “Lender” and, collectively, the “Lenders”), and (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          The undersigned, in his capacity as a duly authorized and acting Responsible Officer of the Borrower, hereby certifies on behalf of the Borrower and each of the other Loan Parties as of the date hereof the following:

1.	No Events of Default.

(a)

Since __________ (the date of the last Compliance Certificate delivered pursuant to Section 6.02 of the Credit Agreement), and except as set forth in Appendix I, no Event of Default has occurred and is continuing.

(b)

If an Event of Default has occurred and is continuing since __________ (the date of the last Compliance Certificate delivered pursuant to Section 6.02 of the Credit Agreement), the Loan Parties have taken or propose to take those actions with respect to such Event of Default as described on said Appendix I.

2.	Financial Statements.

[Use following paragraph (a) for fiscal year-end financial statements]

(a)

Attached hereto as Appendix II are the Consolidated balance sheet of the Borrower and its Subsidiaries, as required by Section 6.01(a) of the Credit Agreement for the Fiscal Year ending ____________, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, accompanied by a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing or otherwise reasonably acceptable to the Administrative Agent, which report and opinion has been prepared in accordance with the requirements of Section 6.01(a) of the Credit Agreement.

[Use following paragraph (b) for fiscal quarter-end financial statements]

(b)

Attached hereto as Appendix II are the Consolidated balance sheet of the Borrower and its Subsidiaries, as required by Section 6.01(b) of the Credit Agreement for the Fiscal Quarter ending ___________, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Fiscal Quarter of the previous Fiscal Year and (B) the corresponding portion of the previous Fiscal Year, all in reasonable detail.

3.

Changes in GAAP. In the event of any change in generally accepted accounting principles used in the preparation of any financial statements described in Section 2 above, attached hereto as Appendix III is the Borrower’s a statement of reconciliation conforming such financial statements to GAAP.

4.	Management Discussion. Attached hereto as Appendix IV is a discussion and analysis prepared by management of the Borrower with respect to the financial statements delivered herewith.

[signature page follows]

          IN WITNESS WHEREOF, a duly authorized and acting Responsible Officer of the Borrower, on behalf of the Borrower and each of the other Loan Parties, has duly executed this Compliance Certificate as of __________________, 20__.

By:

Name:

Title:

APPENDIX I

          Except as set forth below, no Event of Default has occurred and is continuing. [If an Event of Default has occurred and is continuing, the following describes the nature of the Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Loan Parties to be taken on account thereof.]

Appendix I to Compliance Certificate

APPENDIX II

(Financial Statements)

[see attached]

Appendix II to Compliance Certificate

APPENDIX III

(GAAP Reconciliation)

[see attached]

Appendix III to Compliance Certificate

APPENDIX IV

(MD&A)

[see attached]

Appendix IV to Compliance Certificate

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

          This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [each, the] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

          For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, participations in L/C Obligations and Swing Line Loans included in such facilities5) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims

          1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

          2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

          3 Select as appropriate.

          4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

          5 Include all applicable subfacilities, if any.

and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

3.	Borrower:	Foot Locker, Inc., a New York corporation

4.	Administrative Agent: Bank of America, N.A., as the Administrative Agent under the Credit Agreement.

5.

Credit Agreement: Amended and Restated Credit Agreement dated as of January 27, 2012 (as such may be amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, the Borrower, the Guarantors party thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

6.	Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment /Loans Assigned[9]	Percentage Assigned of Commitment/ Loans[10]

		$___________	$___________	___________%
		$___________	$___________	___________%

[7.	Trade Date:	__________________][11]

          6 List each Assignor, as appropriate.
          7 List each Assignee, as appropriate.
          8 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
          9 Subject to minimum amount requirements pursuant to Section 10.06(b)(i) of the Credit Agreement and to the proportionate amount requirements pursuant to Section 10.06(b)(ii) of the Credit Agreement.
          10 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
          11 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

          Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE DATE OF DELIVERY OF THIS ASSIGNMENT AND ASSUMPTION FOR RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

          The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:

Name:

Title:

[Consented to and]12 Accepted:

BANK OF AMERICA, N.A., as
[Administrative Agent]

By:

Name:

Title:

[Consented to:][13]

FOOT LOCKER, INC., as Borrower

By:

Name:

Title:

          12 To the extent that the Administrative Agent’s consent is required under Sections 10.06(b)(i)(B) and 10.06(b)(iii)(B) of the Credit Agreement.
          13 To the extent required under Sections 10.06(b)(i)(B) and 10.06(b)(iii)(A) of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

          Reference is made to the Amended and Restated Credit Agreement dated as of January 27, 2012 (as such may be amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, Foot Locker, Inc., a New York corporation, as Borrower (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

                    1. Representations and Warranties.

                    1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.

                    1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, Collateral Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii)

attached hereto is any documentation required to be delivered by it pursuant to the terms of Section 3.01(e) the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                    2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

                    3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                    4. Fees. This Assignment and Assumption shall be delivered to the Administrative Agent with a processing and recordation fee of $3,500.

EXHIBIT F

	Date	____________
E-MAIL TO: William Keenan at william.keenan@baml.com	Certificate #	____________

Foot Locker, Inc. Borrowing Base and Availability Calculation

		Foot Locker	Lady Foot Locker	Kids Foot Locker	Footaction	Champs		Total

Beg. Inventory as of :	11/27/2011	—	—	—	—	—		—
ADD
Purchases		—	—	—	—	—		—
WOC Charges		—	—	—	—	—		—
DC Cap		—	—	—	—	—		—
Freight		—	—	—	—	—		—
Div. Ships		—	—	—	—	—		—
Misc. disp.		—	—	—	—	—		—
LESS
Cost of Sales		—	—	—	—	—		—
Total Adds/ (Reductions)		—	—	—	—	—		—

Ending Inventory as of:	12/31/2011	—	—	—	—	—		—

LESS	12/31/2011
Shrink								—
Consignment Inventory								—
Damaged/RTV								—

Eligible Inventory as of :								—

Appraised Value as of
NOLV								79.1%
LTV								85.0%
Advance Rate @								67.2%

Total Inventory Borrowing Base								$—	(a)

Eligible Credit Card Receivables								—
Credit Card Advance Rate								90.0%

Credit Card Receivables Borrowing Base								$—	(b)

Less Availability Reserves
	Rent Reserve: (2 months for PA, VA and WA)							—

	Rent Reserve: (NYC HQ, Milw Data Center)							—

	50% Gift Cards			—		@	50%	—

	100% Customer Deposits							—

	Total Reserves							—	(c)

Total Uncapped Borrowing Base: (a+b+c)								—	(d)

Total Borrowing Base: Lesser of (d) or $200MM								$—	(e)

Availability Calculation	1/25/2012

Beginning Principal Balance
		ADD:		Prior days advance				$—

		ADD:		Fees charged today				$—

		ADD:		LC’S CHARGED				$—

		LESS:		Prior day’s paydown				$—

Ending principal balance								$—	(f)

		ADD:		Standby Letters of Credit				$—	(g)

		ADD:		Documentary Letters of Credit				$—	(h)

Total loan balance prior to request (f+g+h)								$—	(i)

Net availability prior to today’s request (e-i)								$—	(j)

	ADVANCE REQUEST							$—	(k)

	Paydown							$—	(l)

Net availability after today’s request (j+k-l))								$—

The undersigned represents and warrants that (A) the information set forth above (i) is complete and correct in all material respects, (ii) has been prepared in accordance with the requirements of that certain Amended and Restated Credit Agreement dated January 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by, among others, Foot Locker, Inc., as Borrower, the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, and (iii) is based on supporting documentation that is satisfactory to the Administrative Agent, and (B) no Default or Event of Default (as such terms are defined in the Credit Agreement) has occurred and is continuing.

Authorized Signer

EXHIBIT G

Form of Collateral Access Agreement

COLLATERAL ACCESS AGREEMENT

_________________, 20__

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ________________, a _____________ (the “Landlord”), executes this waiver in favor of BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of certain other lenders (the “Lenders”) which are making loans or furnishing other financial accommodations to [Foot Locker, Inc., a corporation organized and existing under the laws of the State of New York] (the “Tenant”)1 pursuant to (i) that certain Amended and Restated Credit Agreement dated as of January 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, the Tenant, certain of the Tenant’s affiliates, the Lenders and the Collateral Agent, and (ii) the other “Loan Documents” (as such term is defined in the Credit Agreement).

WITNESSETH:

          WHEREAS, the Landlord owns real property located at ___________________ (collectively, the “Leased Premises”), which real property the Landlord leases to the Tenant pursuant to that certain [Lease Agreement] dated as of [___________] (as amended and in effect as of the date hereof, the “Lease”).

          WHEREAS, the Tenant has entered into certain loan arrangements with the Collateral Agent and the Lenders, pursuant to which the Collateral Agent and the Lenders have agreed to make loans or furnish other financial accommodations to the Tenant.

          WHEREAS, loans and financial accommodations under the loan arrangement will be secured by, among other things, certain of the Tenant’s present and after acquired assets, including, without limitation, the Tenant’s inventory and books and records located, and to be located, upon the Leased Premises (the “Collateral”).

          1 The identity of the Tenant should be changed to the appropriate Loan Party as necessary.

          WHEREAS, in order to induce the Collateral Agent and the Lenders to make loans or furnish other financial accommodations to the Tenant, the Landlord hereby represents, warrants, covenants and agrees as follows:

1.	To the best of the Landlord’s knowledge, the Tenant is not in default under the terms of the Lease.

2.

The Landlord hereby waives and releases in favor of the Collateral Agent and the Lenders: (a) any and all rights of distraint, levy, and execution which the Landlord may now or hereafter have against the Collateral; (b) any and all statutory liens, security interests, or other liens which the Landlord may now or hereafter have in the Collateral; and (c) any and all other interests or claims of every nature whatsoever which the Landlord may now or hereafter have in or against the Collateral for any rent, storage charges, or other sums due, or to become due, to the Landlord by the Tenant. The Landlord agrees not to exercise any of the Landlord’s rights, remedies, powers, privileges, or discretions with respect to the Collateral, or the Landlord’s liens or security interests in the Collateral, unless and until the Landlord receives written notice from an officer of the Collateral Agent that the Tenant’s obligations to the Collateral Agent and the Lenders have been paid in full, and that the commitment of the Collateral Agent and the Lenders to make loans or furnish other financial accommodations to the Tenant has been terminated. The foregoing waiver is for the benefit of the Collateral Agent and the Lenders only and does not affect the obligations of the Tenant to the Landlord.

3.

In the event of the exercise by the Collateral Agent of its rights upon default with respect to the Collateral, the Collateral Agent shall have a reasonable time (but in any event not to exceed one hundred and twenty (120) days) in which to repossess and/or dispose of the Collateral from the Leased Premises; provided, however, that such period will be tolled during any period in which the Collateral Agent has been stayed from taking action to remove the Collateral in any bankruptcy, insolvency or similar proceeding, and the Collateral Agent shall have an additional period of time thereafter in which to repossess and/or dispose of the Collateral from the Leased Premises. In those circumstances, the Landlord will, upon reasonable prior written notice from the Collateral Agent, (a) refrain from hindering the Collateral Agent’s actions in gaining access to the Leased Premises for the purpose of repossessing said Collateral and (b) if requested by the Collateral Agent, permit the Collateral Agent, or its agents or nominees, to dispose of the Collateral on the Leased Premises in a manner reasonably designed to minimize any interference with any of the Landlord’s other tenants at the Leased Premises. The Collateral Agent shall promptly restore and repair, at the Collateral Agent’s cost and expense, any physical damage to the Leased Premises resulting from any action taken by the Collateral Agent or its agents and employees upon the Leased Premises, but shall not be liable for any diminution in value of the Leased Premises caused by the removal or absence of the Collateral.

4.

To the extent not paid or prepaid by the Tenant, the Collateral Agent shall pay the Landlord a sum for its use and occupancy of the Leased Premises on a per diem basis in an amount equal to the monthly base rent required to be paid by the Tenant under the lease between the Landlord and the Tenant from the date on which the Collateral Agent shall have taken possession of the Collateral on the Leased Premises until the date on which the Collateral Agent vacates the Leased Premises, it being understood, however, that the Collateral Agent shall not, thereby, have assumed any of the obligations of the Tenant to the Landlord, including, without limitation, any obligation to pay any past due rent owing by the Tenant.

5.

Prior to the Landlord’s terminating its lease with the Tenant or evicting the Tenant from the Leased Premises for breach of the lease, the Landlord shall give the Collateral Agent not less than thirty (30) days’ written notice of such action at the address set forth below, and a reasonable opportunity to preserve, protect, liquidate, or remove any Collateral on the Leased Premises and, if the Collateral Agent so elects, to cure such breach of the lease. Notwithstanding the provisions of this paragraph, the Collateral Agent shall have no obligation to cure any such breach or default. The cure of any such breach or default by the Collateral Agent on any one occasion shall not obligate the Collateral Agent to cure any other breach or default or to cure such default on any other occasion.

6.	All notices under this waiver shall be made to the following addresses by recognized overnight courier, by hand delivery or by facsimile transmission:

If to the Collateral Agent:

Bank of America, N.A. 100 Federal Street, 9th Floor Boston, Massachusetts 02110 Attention: Christine Hutchinson

If to the Landlord:

Attention:

7.

This waiver shall inure to the benefit of the Collateral Agent and each of the Lenders, and their respective successors and assigns, and shall be binding upon the Landlord, its heirs, assigns, representatives, and successors.

8.

This waiver may not be amended or waived except by an instrument in writing signed by the Collateral Agent, the Landlord, and the Tenant. This waiver shall be governed by, and construed in accordance with, the laws of the State of New York. Delivery of an executed signature page of this waiver by facsimile transmission shall be binding on the Landlord as if the original of such facsimile had been delivered to the Collateral Agent.

[signature page follows]

          Dated as of the date above first written.

LANDLORD:

By:

Name:

Title:

EXHIBIT H

FORM OF CREDIT CARD NOTIFICATION

CREDIT CARD NOTIFICATION

PREPARE ON BORROWER/LOAN PARTY LETTERHEAD - ONE FOR EACH PROCESSOR

January ____, 2012

To:	[Name and Address of Credit Card Processor] (the “Processor”)

Re:	Foot Locker, Inc. Merchant Account Number: ____________________

Dear Sir/Madam:

          FOOT LOCKER, INC., a New York corporation (the “Borrower”), has entered into various financing agreements with BANK OF AMERICA, N.A., a national banking association with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of certain other credit parties (the “Credit Parties”), pursuant to which the Collateral Agent and the other Credit Parties may from time to time make loans or furnish certain other financial accommodations to the Borrower. The Borrower’s obligations on account of such loans and financial accommodations are secured by, among other things, all credit card charges submitted by the Borrower to the Processor for processing and the amounts which the Processor owes to the Borrower on account thereof (the “Credit Card Proceeds”).

          Until the Processor receives written notification from the Collateral Agent that the interest of the Collateral Agent and the other Credit Parties in the Credit Card Proceeds has been terminated, all amounts as may become due from time to time from the Processor to the Borrower (including, without limitation, Credit Card Proceeds, payments from any reserve account or the like, or other payments) shall be transferred only as follows:

          (a) By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

JPMorgan Chase Bank, N.A. ABA #021000021 Account Name: Foot Locker, Inc. Account No.

or

(b)	As the Processor may be otherwise instructed from time to time in writing by an officer of the Collateral Agent.

          Upon the written request of the Collateral Agent, a copy of each periodic statement issued by the Processor to the Borrower should be provided to the Collateral Agent at the following address (which address may be changed upon seven (7) days’ written notice given to the Processor by the Collateral Agent):

Bank of America, N.A. 100 Federal Street, 9th Floor Boston, Massachusetts 02110 Attention: Christine Hutchinson Re: Foot Locker, Inc.

          The Processor shall be fully protected in acting on any order or direction by the Collateral Agent respecting the Credit Card Proceeds and other amounts without making any inquiry whatsoever as to the Collateral Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto. Nothing contained herein is intended to, nor shall it be deemed to, modify the rights and obligations of the Borrower and the Collateral Agent under the terms of the loan arrangement and the loan documents executed in connection therewith between, among others, the Borrower and the Collateral Agent.

          This Credit Card Notification may be amended only by the written agreement of the Processor, the Borrower and the Collateral Agent and may be terminated solely by written notice signed by an officer of the Collateral Agent. The Borrower shall not have any right to terminate this Credit Card Notification or, except as provided in this Credit Card Notification, amend it.

Very truly yours,

FOOT LOCKER, INC.

By:

Name:

Title:

cc:	Bank of America, N.A., as Collateral Agent

EXHIBIT I

Form of Joinder Agreement

JOINDER AGREEMENT

          This JOINDER AGREEMENT (this “Joinder”) is made as of _________________, by and among:

_________________________, a _________________________ (the “New [Borrower/Guarantor]”), with its principal executive offices at ________________________; and

          BANK OF AMERICA, N.A., a national banking association with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Lenders; and

          BANK OF AMERICA, N.A., a national banking association with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties;

          in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H :

          A. Reference is made to that certain Amended and Restated Credit Agreement, dated as of January 27, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by, among others, (i) Foot Locker, Inc., a New York corporation (the “Existing Borrower”), (ii) the Guarantors from time to time party thereto (the “Existing Guarantors”), (iii) the Lenders from time to time party thereto, and (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer, and Swing Line Lender. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

          B. The New [Borrower/Guarantor] desires to become a party to, and be bound by the terms of, the Credit Agreement and the other Loan Documents in the same capacity and to the same extent as the Existing [Borrower/Guarantors] thereunder.

          C. Pursuant to the terms of the Credit Agreement, in order for the New [Borrower/Guarantor] to become party to the Credit Agreement and the other Loan Documents as provided herein, the New [Borrower/Guarantor] and the Existing Borrower and Existing Guarantors are required to execute this Joinder.

          NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Joinder and Assumption of Obligations. Effective as of the date of this Joinder, the New [Borrower/Guarantor] hereby acknowledges that the New [Borrower/Guarantor] has received and reviewed a copy of the Credit Agreement and the other Loan Documents, and hereby:

(a)

joins in the execution of, and becomes a party to, the Credit Agreement, the Security Agreement[, the Facility Guaranty] and the other Loan Documents as a [Borrower/Guarantor] thereunder, as indicated with its signature below;

(b)

covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a [Borrower/Guarantor] under the Credit Agreement, the Security Agreement[, the Facility Guaranty] and the other Loan Documents as of the date hereof (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if such New [Borrower/Guarantor] was a signatory to the Credit Agreement[, the Facility Guaranty] and the other Loan Documents and was expressly named as a [Borrower/Guarantor] (and, in the case of the Security Agreement, a Pledgor) therein;

(c)

makes all representations, warranties, and other statements of a Borrower/Guarantor] under the Credit Agreement, the Security Agreement[, the Facility Guaranty] and the other Loan Documents, as of the date hereof (other than representations, warranties and other statements that relate solely to an earlier date), in each case, with the same force and effect as if such New [Borrower/Guarantor] was a signatory to the Credit Agreement, the Security Agreement[, the Facility Guaranty] and the other Loan Documents and was expressly named as a [Borrower/Guarantor] (and, in the case of the Security Agreement, a Pledgor) therein; and

(d)

assumes and agrees to perform all applicable duties and obligations of the Existing [Borrower/Guarantors] under the Credit Agreement, the Security Agreement[, the Facility Guaranty] and the other Loan Documents.

2.

Grant of Security Interest. Without limiting the generality of Section 1 hereof, the New [Borrower/Guarantor] hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral (as defined in the Security Agreement) and expressly assumes all obligations and liabilities of a [Borrower/Guarantor] and “Pledgor” thereunder. The New [Borrower/Guarantor] hereby authorizes the Collateral Agent to file financing statements describing the Pledged Collateral (as defined in the Security Agreement).

3.

[Guaranty. Without limiting the generality of Section 1 hereof, the New Guarantor (i) joins in the execution of, and becomes a party to, the Facility Guaranty, (ii) irrevocably and unconditionally guarantees the due and punctual payment when due (whether by stated maturity, by acceleration or otherwise) and performance by the Borrower of all Obligations, (iii) acknowledges and agrees that the New Guarantor is jointly and severally liable for all Obligations, and (iv) agrees that the New Guarantor shall, for all purposes, be deemed to be a “Guarantor”, jointly and severally with all other Guarantors under the Facility Guaranty.][1]

4.

Supplemental Schedules. To the extent that any representations, warranties, and covenants of the New [Borrower/Guarantor] require any amendments to the schedules to the Credit Agreement, the Security Agreement or any of the other Loan Documents, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Joinder.

5.

Conditions Precedent to Effectiveness. This Joinder shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

	(a)	This Joinder shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect.

(b)

All action on the part of the New [Borrower/Guarantor] necessary for the valid execution, delivery and performance by the New [Borrower/Guarantor] of this Joinder and all other documentation, instruments, and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence

[1]	To be included with respect to joinder of New Guarantors only.

thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)	The New [Borrower/Guarantor] shall each have delivered the following to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:

(i)

Copies of the New [Borrower’s/Guarantor’s] Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that the New [Borrower/Guarantor] is duly organized or formed.

(ii)

Certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the New [Borrower/Guarantor] evidencing (A) the authority of the New [Borrower/Guarantor] to enter into this Joinder and the other Loan Documents to which New [Borrower/Guarantor] is a party or is to be a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Joinder and the other Loan Documents to which New [Borrower/Guarantor] is a party or is to be a party.

	(iii)	Certificate of Legal Existence and Good Standing issued by the Secretary of the State of the New [Borrower’s/Guarantor’s] incorporation or organization.

(iv)

Certificates of Foreign Qualification, or similar certification evidencing the New [Borrower’s/Guarantor’s] qualification to engage in business, in either case issued by the Secretary of State of each jurisdiction where the New [Borrower’s/Guarantor’s] ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect.

	(v)	A Due Diligence Certificate.

	(vi)	[Joinders to the Notes, as applicable].

	(vii)	[Joinders to the Fee Letter].

(d)

Upon the request of the Administrative Agent in its sole discretion, the Administrative Agent shall have received a written legal opinion of the New [Borrower’s/Guarantor’s] counsel, addressed to the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer, covering such matters relating to the New [Borrower/Guarantor], the Loan Documents and/or the transactions contemplated thereby as the Administrative Agent may reasonably request in accordance with Section 6.12 of the Credit Agreement.

(e)

To the extent required by the Loan Documents, the Collateral Agent shall have received all documents and instruments, including UCC financing statements and Blocked Account Agreements, required by applicable Law or reasonably requested by the Administrative Agent or the Collateral Agent to create or perfect the Lien intended to be created under the Security Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Administrative Agent.

(f)

The New [Borrower/Guarantor] shall have paid in full all reasonable fees and expenses incurred by the Agents (including, without limitation, the reasonable fees and expenses of counsel to the Agents) in connection with the preparation, negotiation, execution and delivery of this Joinder and related documents.

6.	Miscellaneous.

(a)

This Joinder may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b)

This Joinder and the other Loan Documents and instruments referred to herein express the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)

Any determination that any provision of this Joinder or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Joinder.

(d)

The New [Borrower/Guarantor] warrants and represents that the New [Borrower/Guarantor] is not relying on any representations or warranties of the Administrative Agent, the Collateral Agent or the other Credit Parties or their counsel in entering into this Joinder.

(e)

THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, each of the undersigned has caused this Joinder to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

NEW [BORROWER/GUARANTOR]:

[_______________________________]

By:

Name:

Title:

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:

Name:

Title:

COLLATERAL AGENT:

BANK OF AMERICA, N.A.

By:

Name:

Title:

Signature Page to Joinder Agreement

Supplemental Schedules to Loan Documents

[see attached]

Joinder Agreement